Exhibit 10.3

HEALTH CARE AUTHORITY (HCA)

2006 – 2007 CONTRACT

FOR

BASIC HEALTH PLUS

AND

MATERNITY BENEFITS PROGRAM

APPROVED AS TO FORM BY THE ATTORNEY GENERAL’S OFFICE

i

1.43	Potential Enrollee	5
1.44	Primary Care Provider (PCP)	5
1.45	Quality	6
1.46	Risk	6
1.47	Service Areas	6
1.48	State Children’s Health Insurance Program (SCHIP)	6
1.49	Subcontract	6
1.50	Validation	6
2.	ENROLLMENT	6
2.1	Service Areas	6
2.2	Eligible Client Groups	7
2.3	Client Notification	7
2.4	Exemption from Enrollment	8
2.5	Enrollment Period	8
2.6	Enrollment Process	8
2.7	Effective Date of Enrollment	8
2.8	Enrollment Listing and Requirements for Contractor’s Response	9
2.9	Termination of Enrollment	9
2.10	Enrollment Not Discriminatory	12
3.	MARKETING AND INFORMATION REQUIREMENTS	12
3.1	Marketing	12
3.2	Information Requirements for Enrollees and Potential Enrollees	13
3.3	Equal Access for Enrollees & Potential Enrollees with Communication Barriers	16
4.	PAYMENT	18
4.1	Rates/Premiums	18
4.2	Delivery Case Rate Payment	20
4.3	Renegotiation of Rates	20
4.4	Reinsurance/Risk Protection	20
4.5	Recoupments	20
4.6	Rate Setting Methodology	21
4.7	Information for Rate Setting	21
4.8	Payments to Critical Access Hospitals (CAH)	21
4.9	Stop Loss for Hemophiliac Drugs	22
4.10	Encounter Data	22
5.	ACCESS	22
5.1	Network	22
5.2	Service Delivery Network	23
5.3	Timely Access to Care	23
5.4	Hours of Operation for Network Providers	23
5.5	24/7 Availability	24
5.6	Appointment Standards	24
5.7	Integrated Provider Network Database (IPND)	24
5.8	Provider Network-Distance Standards	24
5.9	Standards for Specialty and Primary Care Providers	25
5.10	Access to Specialty Care	26
5.11	Order of Acceptance	26

5.12	Provider Network Changes	26
6.	QUALITY OF CARE	26
6.1	Quality Assessment and Performance Improvement (QAPI) Program	26
6.2	Performance Improvement Projects	28
6.3	Performance Measures using Health Employer Data & Information Set (HEDIS®)	29
6.4	Consumer Assessment of Health Plans Survey (CAHPS®)	32
6.5	External Quality Review	34
6.6	Enrollee Mortality	35
6.7	Practice Guidelines	36
6.8	Drug Formulary Review and Approval	36
7.	SUBCONTRACTS	36
7.1	Contractor Remains Legally Responsible	36
7.2	Solvency Requirements for Subcontractors	36
7.3	Provider Nondiscrimination	37
7.4	Required Provisions	37
7.5	Health Care Provider Subcontracts	38
7.6	Health Care Provider Subcontracts Delegating Administrative Functions	40
7.7	Excluded Providers	40
7.8	Home Health Providers	41
7.9	Physician Incentive Plans	41
7.10	Payment to FQHCs/RHCs	44
7.11	Provider Education	44
7.12	Claims Payment Standards	44
7.13	FQHC/RHC Report	45
7.14	Provider Credentialing	45
8.	ENROLLEE RIGHTS AND PROTECTIONS	47
8.1	General Requirements	47
8.2	Cultural Considerations	47
8.3	Advance Directives	47
8.4	Enrollee Choice of PCP	49
8.5	Direct Access for Enrollees with Special Health Care Needs	49
8.6	Prohibition on Enrollee Charges for Covered Services	50
8.7	Provider/Enrollee Communication	50
8.8	Enrollee Self-Determination	50
9.	UTILIZATION MANAGEMENT PROGRAM AND AUTHORIZATION OF SERVICES	50
9.1	Utilization Management Program	50
9.2	Authorization of Services	52
10.	GRIEVANCE SYSTEM	54
10.1	General Requirements	54
10.2	Grievance Process	55
10.3	Appeal Process	56
10.4	Expedited Appeal Process	57
10.5	Hearings	58
10.6	Independent Review	59
10.7	Board of Appeals	59
10.8	Continuation of Services	59

10.9	Effect of Reversed Resolutions of Appeals and Fair Hearings	60
10.10	Actions, Grievances, Appeals and Independent Reviews	61
11.	BENEFITS	63
11.1	Scope of Services	63
11.2	Medical Necessity Determination	65
11.3	Enrollee Self-Referral	65
11.4	Women’s Health Care Services	66
11.5	Maternity Newborn Length of Stay	66
11.6	Continuity of Care	66
11.7	Coordination of Care	66
11.8	Second Opinions	68
11.9	Sterilizations and Hysterectomies	68
11.10	Experimental and Investigational Services	68
11.11	Enrollee Hospitalized at Enrollment	69
11.12	Enrollee Hospitalized at Disenrollment	70
11.13	General Description of Covered Services	70
11.14	Exclusions	76
11.15	Coordination of Benefits and Subrogation of Rights of Third Party Liability	80
12.	GENERAL TERMS AND CONDITIONS	81
12.1	Amendment	81
12.2	Assignment of this Contract	81
12.3	Access to Facilities and Records	82
12.4	Compliance with All Applicable Laws and Regulations	82
12.5	Complete Contract	83
12.6	Confidentiality	83
12.7	Contractor Certification Regarding Ethics	85
12.8	Covenant Against Contingent Fees	85
12.9	Data Certification Requirements	85
12.10	Disputes	86
12.11	HCA and DSHS Not Guarantor	87
12.12	Exclusions and Debarment	87
12.13	Five Percent Equity	87
12.14	Force Majeure	87
12.15	Fraud and Abuse Requirements–Policies and Procedures	88
12.16	Fraud and Abuse Reporting	89
12.17	Governing Law and Venue	89
12.18	Headings not Controlling	89
12.19	Health and Safety	89
12.20	Health Information Systems	89
12.21	Independent Contractor	90
12.22	Insolvency	90
12.23	Insurance	91
12.24	Mutual Indemnification and Hold Harmless	92
12.25	No Federal or State Endorsement	92
12.26	Notices	92
12.27	Order of Precedence	93

12.28	Program Information	94
12.29	Proprietary Rights	94
12.30	Records Maintenance and Retention	94
12.31	Sanctions	94
12.32	Severability	96
12.33	Solvency	96
12.34	State Conflict of Interest Safeguards	97
12.35	Survivability	97
12.36	Termination by the Contractor for Default	97
12.37	Termination by HCA for Default	97
12.38	Termination for Reduction in Funding	98
12.39	Termination - Information on Outstanding Claims	98
12.40	Terminations-Pre-termination Processes	98
12.41	Washington Public Disclosure Act	98
12.42	Waiver	99

Attachment A	Schedule of Events and Website References

Exhibit A	Premiums, Service Areas and Capacity

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1.         DEFINITIONS

The following definitions shall apply to this Contract:

1.1           Action means the denial or limited authorization of a requested service, including the type or level of service; the reduction, suspension, or termination of a previously authorized service; the denial, in whole or in part, of payment for a service; or the failure to provide services or act in a timely manner as required herein (42 CFR 438.400(b)).

1.2           Advance Directive means a written instruction, such as a living will or durable power of attorney for health care, recognized under the laws of the State of Washington, relating to the provision of health care when an individual is incapacitated (WAC 388-501-0125, 42 CFR 438.6, 42 CFR 438.10, 42 CFR 422.128, and 42 CFR 489 Subpart I).

1.3           Ancillary Services means health care services which are auxiliary, accessory, or secondary to a primary health care service.

1.4           Appeal means a request for review of an action (42 CFR 438.400(b)).

1.5           Appeal Process means the Contractor’s procedures for reviewing an action.

1.6           Basic Health Plus and Maternity Benefits Program (BH)  means a federal aid medical care program jointly administered by the HCA and Washington State Department of Social and Health Services (DSHS) for certain children and pregnant women as set forth in Eligible Client Groups, Section 2.2, of this agreement.

1.7           Children with Special Health Care Needs means children identified by DSHS to the Contractor as children served under the provisions of Title V of the Social Security Act.

1.8           Cold Call Marketing means any unsolicited personal contact by the Contractor or its designee, with a potential enrollee or an enrollee with another BH or Healthy Options/State Children’s Health Insurance Program (HO/SCHIP) contracted managed care organization for the purposes of marketing (42 CFR 438.104(a)).

1.9           Comparable Coverage means an enrollee has other insurance that DSHS has determined provides a full scope of health care benefits.

1.10         Consumer Assessment of Health Plans Survey (CAHPS®) means a commercial and Medicaid standardized survey instrument used to measure client experience of health care.

1.11         Continuity of Care means the provision of continuous care for chronic or acute medical conditions through enrollee transitions in providers or service areas, between BH or HO/SCHIP contractors and between Medicaid fee-for-service and BH or HO/SCHIP in a manner that does not interrupt medically necessary care or jeopardize the enrollee’s health.

1.12         Coordination of Care means the Contractor’s mechanisms to assure that the enrollee and providers have access to and take into consideration, all required information on the enrollee’s conditions and treatments to ensure that the enrollee receives appropriate health care services (42 CFR 438.208).

1.13         Covered Services means medically necessary services, as set forth in Section 11, Benefits, covered under the terms of this Contract.

1.14         Duplicate Coverage means an enrollee is privately enrolled on any basis with the Contractor and simultaneously enrolled with the Contractor under BH.

1.15         EPSDT (Early, Periodic Screening, Diagnosis and Treatment) means a package of services in a preventive (well child) exam covered by Medicaid as defined in the Social Security Act (SSA) Section 1905(r) and the DSHS EPSDT program policy and billing instructions (see Attachment A for website link).  Services covered by Medicaid include a complete health history and developmental assessment, an unclothed physical exam, immunizations, laboratory tests, health education and anticipatory guidance, and screenings for: vision, dental, substance abuse, mental health and hearing, as well as any medically necessary services found to be necessary during the EPSDT exam.  EPSDT services covered by the Contractor are described in Section 11, Benefits.

1.16         Eligible Clients means Medicaid recipients certified eligible by DSHS, living in the service area, and eligible to enroll for health care services under the terms of this Contract, as described in Section 2.2.

1.17         Emergency Medical Condition means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in:  (a) placing the health of the individual (or, with respect to a pregnant woman, the health of the woman or her unborn child) in serious jeopardy; (b) serious impairment to bodily functions; or (c) serious dysfunction of any bodily organ or part (42 CFR 438.114(a)).

1.18         Emergency Services means covered inpatient and outpatient services furnished by a provider qualified to furnish the services needed to evaluate or stabilize an emergency medical condition (42 CFR 438.114(a)).

1.19         Enrollee means a Medicaid recipient who is enrolled in BH managed care through a Managed Care Organization (MCO) having a Contract with HCA (42 CFR 438.10(a)).

1.20         Enrollee with Special Health Care Needs means an enrollee who has chronic and disabling condition as defined in WAC 388-538-050.

1.21         External Quality Review (EQR) means the analysis and evaluation by an EQRO of aggregated information on quality, timeliness and access to the health care services that the Contractor or its subcontractors furnish to Medicaid recipients (42 CFR 438.320).

1.22         External Quality Review Organization (EQRO) means an organization that meets the competence and independence requirements set forth in 42 CFR 438.354, and performs external quality review, other EQR-related activities as set forth in 42 CFR 438.358, or both (42 CFR 438.320).

1.23         External Quality Review Protocols means a series of nine (9) procedures or guidelines for validating performance.  Two of the nine protocols must be used by state Medicaid agencies.  These are:  1) Determining Contractor compliance with federal Medicaid managed care regulations; and 2) Validation of performance improvement projects undertaken by the Contractor.  The current External Quality Review Protocols can be found at the Centers for Medicare and Medicaid Services (CMS) website (see Attachment A for website link).

1.24         External Quality Review Report - (EQRR) means a technical report that describes the manner in which the data from all EQR activities are aggregated and analyzed, and conclusions drawn as to the quality, timeliness, and access to the care furnished by the Contractor.  DSHS will provide a copy of the EQRR to the Contractor, through print or electronic media.

1.25         Grievance means an expression of dissatisfaction about any matter other than an action.  Possible subjects for grievances include, but are not limited to, the quality of care or services provided, and aspects of interpersonal relationships such as rudeness of a provider or employee, or failure to respect the enrollee’s rights (42 CFR 438.400(b)).

1.26         Grievance Process means the procedure for addressing enrollees’ grievances.

1.27         Grievance System means the overall system that includes grievances and appeals handled by the Contractor and access to the hearing system (42 CFR 438, Subpart F).

1.28         Health Care Professional means a physician or any of the following acting within their scope of practice; a podiatrist, optometrist, chiropractor, psychologist, dentist, physician assistant, physical or occupational therapist, therapist assistant, speech language pathologist, audiologist, registered or practical nurse (including nurse practitioner, clinical nurse specialist, certified registered nurse anesthetist, and certified nurse midwife), licensed certified social worker, registered respiratory therapist, pharmacist and certified respiratory therapy technician (42 CFR 438.2).

1.29         Health Employer Data and Information Set - (HEDIS®) means a set of standardized performance measures designed to ensure that healthcare purchasers and consumers have the information they need to reliably compare the performance of managed health care plans.  The performance measures in HEDIS® are related to many significant public health issues such as immunizations, smoking, asthma, and diabetes.  HEDIS® also includes a standardized survey of consumers’ experiences that evaluates plan performance in areas such as customer service, access to care and claims processing.  HEDIS® is sponsored, supported, and maintained by National Committee for Quality Assurance (NCQA).

1.30         Health Employer Data and Information Set (HEDIS®) Compliance Audit Program means a set of standards and audit methods used by an NCQA certified auditor to evaluate information systems capabilities assessment (IS standards) and a Contractor’s ability to comply with HEDIS® specifications (HD standards).

1.31         Managed Care means a prepaid, comprehensive system of medical and health care delivery, including preventive, primary, specialty and ancillary health services.

1.32         Managed Care Organization (MCO) means an organization having a certificate of authority or certificate of registration from the Office of Insurance Commissioner that contracts with HCA under a comprehensive risk contract to provide prepaid health care services to Eligible Clients under the BH managed care programs.

1.33         Marketing means any communication from the Contractor to a potential enrollee or enrollee with another BH contracted MCO that can be reasonably interpreted as intended to influence them to enroll with the Contractor or either to not enroll in, or to disenroll from, another BH or DSHS contracted MCO (CFR 438.104(a)).

1.34         Marketing Materials means materials that are produced in any medium, by or on behalf of the Contractor that can be reasonably interpreted as intended as marketing (42 CFR 438.104(a)).

1.35         Medically Necessary Services means services that are “medically necessary” as is defined in WAC 388-500-0005.  In addition, medically necessary services shall include services related to the enrollee’s ability to achieve age-appropriate growth and development.

1.36         National CAHPS® Benchmarking Database - (NCBD) means a national repository for data from the Consumer Assessment of Health Plans Survey (CAHPS®).  The database facilitates comparisons of CAHPS® survey results by survey sponsors.  Data is compiled into a single national database, which enables NCBD participants to compare their own results to relevant benchmarks (i.e., reference points such as national and regional averages).  The NCBD also offers an important source of primary data for specialized research related to consumer assessments of quality as measured by CAHPS®.

1.37         National Committee for Quality Assurance - (NCQA) means an organization responsible for developing and managing health care measures that assess the quality of care and services that commercial and Medicaid managed care clients receive.

1.38         Participating Provider means a person, health care provider, practitioner, or entity, acting within their scope of practice, with a written agreement with the Contractor to provide services to enrollees under the terms of this Contract.

1.39         Peer-Reviewed Medical Literature means medical literature published in professional journals that submit articles for review by experts who are not part of the editorial staff.  It does not include publications or supplements to publications primarily intended as marketing material for pharmaceutical, medical supplies, medical devices, health service providers, or insurance carriers.

1.40         Physician Group means a partnership, association, corporation, individual practice association, or other group that distributes income from the practice among its members.  An individual practice association is a physician group only if it is composed of individual physicians and has no subcontracts with physician groups.

1.41         Physician Incentive Plan means any compensation arrangement between the Contractor and a physician or physician group that may directly or indirectly have the effect of reducing or limiting services to enrollees under the terms of this Contract.

1.42         Post-stabilization Services means covered services, related to an emergency medical condition that are provided after an enrollee is stabilized in order to maintain the stabilized condition or to improve or resolve the enrollee’s condition (42 CFR 438.114 and 42 CFR 422.113).

1.43         Potential Enrollee means any Medicaid recipient eligible for enrollment in BH who is not enrolled with a health care plan having a contract with HCA (42 CFR 438.10(a)).

1.44         Primary Care Provider (PCP) means a participating provider who has the responsibility for supervising, coordinating, and providing primary health care to enrollees, initiating referrals for specialist care, and maintaining the continuity of enrollee care.  PCPs include, but are not limited to Pediatricians, Family Practitioners, General Practitioners, Internists, Physician Assistants (under the supervision of a physician), or Advanced Registered Nurse Practitioners (ARNP), as designated by the Contractor.  The definition of PCP is inclusive of primary care physician as it is used in 42 CFR 438.  All Federal requirements applicable to primary care physicians will also be applicable to primary care providers as the term is used in this Contract.

1.45         Quality means the degree to which a Contractor increases the likelihood of desired health outcomes of its enrollees through its structural and operational characteristics and through the provision of health services that are consistent with current professional knowledge (42 CFR 438.320).

1.46         Risk means the possibility that a loss may be incurred because the cost of providing services may exceed the payments made for services.  When applied to subcontractors, loss includes the loss of potential payments made as part of a physician incentive plan, as defined herein.

1.47         Service Areas means the geographic areas covered by this Contract as described in Section 2.1.

1.48         State Children’s Health Insurance Program (SCHIP) means a program to provide access to medical care for children whose family income exceeds the limit for Medicaid eligibility, but is not greater than two hundred fifty percent (250%) of the federal poverty level (FPL).  SCHIP is authorized by Title XXI of the Social Security Act and by RCW 74.09.450 (WAC 388-542).

1.49         Subcontract means a written agreement between the Contractor and a subcontractor, or between a subcontractor and another subcontractor, to perform all or a portion of the duties and obligations the Contractor is obligated to perform pursuant to this Contract.

1.50         Validation means the review of information, data, and procedures to determine the extent to which they are accurate, reliable, and free from bias and in accord with standards for data collection and analysis (42 CFR 438.320).

2.         ENROLLMENT

2.1           Service Areas:

2.1.1                The Contractor’s service areas are described in Exhibit A, Premiums and Service Areas.  HCA may modify Exhibit A, Premiums and Service Areas, for service area changes as described in Section 2.1.3 herein.

2.1.2                Clients in the eligibility groups described in Section 2.2 are eligible to enroll with the Contractor if they reside in the Contractor’s service areas.  HCA may require Contractor to cover full ZIP codes that cross county borders served by Contractor in order to assure continuity of care or ready access to health care services.  Enrollees may be required by Contractor to access care in the county where Contractor has been awarded a contract even though the enrollee’s residence may be in the portion of the ZIP code which crosses the county line.

2.1.3                Service Area Changes:

2.1.3.1             The Contractor shall not change its Service Area without prior approval of the HCA.  With the written approval of HCA, the Contractor may expand into additional service areas at any time by giving written notice to HCA and DSHS, along with evidence, as HCA may require, demonstrating the Contractor’s ability to support the expansion.  HCA may withhold approval of a requested expansion, if, in HCA’s sole judgment, the requested expansion is not in the best interest of HCA.

2.1.3.2             The Contractor shall notify enrollees affected by any service area decrease sixty (60) calendar days prior to the effective date.  Notices shall by approved in advance by HCA and DSHS.  If the Contractor fails to notify affected enrollees of a service area decrease sixty (60) calendar days prior to the effective date, the decrease shall not be effective until the first day of the month which falls sixty (60) calendar days from the date the Contractor notifies enrollees.

2.1.4                If the U.S. Postal Service alters the zip code numbers or zip code boundaries within the Contractor’s service areas, HCA shall alter the service area zip code numbers or the boundaries of the service areas with input from the affected contractors.

2.1.5                HCA shall determine, in its sole judgment, which zip codes fall within each service area.  No zip code will be split between service areas.

2.1.6                HCA will determine whether an enrollee resides within a service area.

2.2           Eligible Client Groups:  DSHS shall determine eligibility for enrollment under this Contract.  Clients in the following eligibility groups at the time of enrollment are eligible for enrollment under this Contract, and must enroll in BH unless the enrollee has comparable coverage as defined herein, or is exempted pursuant to Section 2.4.

2.2.1                Clients receiving Medicaid under Social Security Act (SSA) provisions for coverage of families receiving Temporary Assistance for Needy Families and clients who are not eligible for cash assistance who remain eligible for Medicaid.

2.2.2                Children, from birth through eighteen (18) years of age, eligible for Medicaid under expanded pediatric coverage provisions of the Social Security Act (“H” Children).

2.2.3                Pregnant Women, eligible for Medicaid under expanded maternity coverage provisions of the Social Security Act (“S” women).

2.3            Client Notification:  HCA shall notify eligible clients of their rights and responsibilities as BH enrollees at the time of initial eligibility determination and at least annually.  The Contractor shall provide enrollees with additional information as described in this Contract.

2.4            Exemption from Enrollment:  A client may request exemption from enrollment.  Each request for exemption will be reviewed by DSHS pursuant to WAC 388-538 or WAC 388-542.  When the client is already enrolled with the Contractor and wishes to be exempted, the exemption request will be treated as a disenrollment request consistent with the provisions of Section 2.9.

2.5            Enrollment Period:  Subject to the provisions of Section 2.7, enrollment is continuously open.  Enrollees shall have the right to change enrollment prospectively, from one BH plan to another without cause, each month.

2.6            Enrollment Process:  To enroll with the Contractor, the client, the client’s representative or responsible parent or guardian must complete and submit a BH application to HCA.

2.7           Effective Date of Enrollment:

2.7.1                Except for newborns, enrollment with the Contractor shall be effective on the later of the following dates:

2.7.1.1             If the enrollment is processed on or before the DSHS cut-off date for enrollment, enrollment shall be effective the first day of the month following the month in which the enrollment is processed; or

2.7.1.2             If the enrollment is processed after the DSHS cut-off date for enrollment, enrollment shall be effective the first day of the second month following the month in which the enrollment is processed.

2.7.2                Newborns whose mothers are enrollees shall be deemed enrollees and enrolled beginning from the newborn’s date of birth or the mother’s date of enrollment, whichever is later.  If the mother is disenrolled before the newborn receives a separate client identifier from DSHS, the newborn’s coverage shall end when the mother’s coverage ends, except as provided in Section 11.11, Enrollee Hospitalized at Disenrollment.  If the newborn does not receive a separate client identifier by the sixtieth (60th) day of life, supplemental premiums and coverage shall only be available through the end of the month in which the sixtieth (60th) day of life falls in accord with Healthy Options Licensed Health Carrier Billing Instructions, published by DSHS (see Attachment A for website link).

2.7.3                Adopted children shall be covered consistent with the provisions of Title 48 RCW.

2.7.4                No retroactive coverage is provided under this Contract, except as described in this Section.

2.8           Enrollment Listing and Requirements for Contractor’s Response:

2.8.1                Before the end of each month, HCA will provide the Contractor with a data file with the information needed to perform the health care services described in the Contract necessary for managed care enrollees.

2.8.2                The data file will be in the Health Insurance Portability and Accountability Act (HIPAA) compliant 834 Benefit Enrollment and Maintenance format.

2.8.2.1             The data file, in the 834 benefit enrollment and maintenance format, will list the enrollees whose enrollment is terminated by the end of that month, and the enrollees for the following month with the Contractor.

2.8.2.2             The data file will include but not be limited to the following enrollee personal information:  Name, address, SSN, age/sex, ethnicity, race and language markers.

2.8.3                The Contractor shall have ten (10) calendar days from the receipt of the enrollment listing to notify HCA and DSHS in writing of the refusal of an application for enrollment or any discrepancy regarding DSHS’ proposed enrollment effective date.  Written notice shall include the reason for refusal and must be agreed to by DSHS.  The effective date of enrollment specified by DSHS shall be considered accepted by the Contractor and shall be binding if the notice is not timely or DSHS does not agree with the reasons stated in the notice.  Subject to DSHS approval, the Contractor may refuse to accept an enrollee for the following reasons:

2.8.3.1             HCA has enrolled the enrollee with the Contractor in a service area the Contractor is not contracted for (with the exception of those zip codes that may cross county borders, pursuant to the terms set forth in section 2.1.2 of this agreement).

2.8.3.2             The enrollee is not eligible for enrollment under the terms of this Contract.

2.9           Termination of Enrollment:

2.9.1                Voluntary Termination:  Enrollees may request termination of enrollment by submitting a written request to terminate enrollment to HCA or by calling the BH toll-free enrollment number.  Requests for termination of enrollment may be made to enroll with another BH or Healthy Options plan, or to disenroll from BH as provided in WAC 388-538 or WAC 388-542.  Except as provided in WAC 388-538 or WAC 388-542, enrollees whose enrollment is terminated will be prospectively disenrolled.  HCA shall notify the Contractor of enrollee terminations pursuant to Section 2.8.  The Contractor may not request voluntary disenrollment on behalf of an enrollee.

2.9.2                Involuntary Termination Initiated by DSHS for Ineligibility:  The enrollment of any enrollee under this Contract shall be terminated if the enrollee becomes ineligible for enrollment due to a change in eligibility status.

2.9.2.1             When an enrollee’s enrollment is terminated for ineligibility, the termination shall be effective:

2.9.2.1.1                  The first day of the month following the month in which the termination is processed by DSHS if the termination is processed on or before the DSHS cut-off date for enrollment or the Contractor is informed by HCA or DSHS of the termination prior to the first day of the month following the month in which the termination is processed by DSHS.

2.9.2.1.2                  Effective the first day of the second month following the month in which the termination is processed if the termination is processed after the DSHS cut-off date for enrollment and the Contractor is not informed by DSHS of the termination prior to the first day of the month following the month in which the termination is processed by DSHS.

2.9.2.2             Enrollees Eligible for Social Security Income (SSI):

2.9.2.2.1                  Newborn enrollees with a date of birth after calendar year 2003 who are determined by the Social Security Administration (SSA) to have an SSI eligibility effective date within the first sixty (60 days of life, not counting the birth date, shall be ineligible for services under the terms of this Contract when DSHS receives the SSI eligibility information from the SSA through the State Data Exchange (SDX).  Such newborn enrollees will be disenrolled retroactively effective the date of birth.  DSHS shall recoup premiums paid in accord with Section 4.5.1.5.

2.9.2.2.2                  Except as provided in Section 2.9.2.2.1, enrollees determined by the SSA to be eligible for SSI shall be ineligible for services under the terms of this Contract when DSHS receives the SSI eligibility information from the SSA through the electronic SDX.  Such enrollees will be disenrolled prospectively as described in Section 2.9.2.1.  Neither HCA nor DSHS shall recoup any premiums for enrollees determined SSI eligible and the Contractor shall be responsible for providing services under the terms of this Contract until the effective date of disenrollment.

2.9.2.2.3                  If the Contractor believes an enrollee has been determined by SSA to be eligible for SSI, the Contractor shall present documentation of such eligibility to DSHS, DSHS will attempt to verify the eligibility and, if the enrollee is SSI eligible, DSHS will act upon SSI eligibility in accord with this Section.

2.9.3                Involuntary Termination Initiated by DSHS for Comparable Coverage or Duplicate Coverage:

2.9.3.1             The Contractor shall notify DSHS as set forth below when an enrollee has health care insurance coverage with the Contractor or any other carrier:

2.9.3.1.1                  Within fifteen (15) working days when an enrollee is verified as having duplicate coverage, as defined herein.

2.9.3.1.2                  Within sixty (60) calendar days of the date when the Contractor becomes aware that an enrollee has any health care insurance coverage with any other insurance carrier.  The Contractor is not responsible for the determination of comparable coverage, as defined herein.

2.9.3.2             DSHS will involuntarily terminate the enrollment of any enrollee with duplicate coverage or comparable coverage as follows:

2.9.3.2.1                  When the enrollee has duplicate coverage that has been verified by DSHS, DSHS shall terminate enrollment retroactively to the beginning of the month of duplicate coverage and recoup premiums as describe in Section 4.5, Recoupments.

2.9.3.2.2                  When the enrollee has comparable coverage which has been verified by DSHS, DSHS shall terminate enrollment effective the first day of the second month following the month in which the termination is processed if the termination is processed on or before the DSHS cut-off date for enrollment or, effective the first day of the third month following the month in which the termination is processed if the termination is processed after the DSHS cut-off date for enrollment.

2.9.4                Involuntary Termination Initiated by the Contractor:  To request involuntary termination of an enrollee, the Contractor shall send written notice to HCA and DSHS as described in Section 12.26, Notices.  Involuntary termination will occur only with written DSHS approval.  DSHS shall review each request on a case-by-case basis, and approve or disapprove the request for termination within thirty (30) working days of receipt of such notice and the documentation required to substantiate the request.  For the termination to be effective, DSHS must approve the termination request, notify the Contractor and HCA, and disenroll the enrollee.  The Contractor shall continue to provide services to the enrollee until they are disenrolled.  DSHS will not disenroll an enrollee solely due to a request based on an adverse change in the enrollee’s health status, the cost of meeting the enrollee’s health care needs, because of the enrollee’s utilization of medical services, uncooperative or disruptive behavior resulting from his or her special needs or diminished mental capacity (WAC 388-538-130).  DSHS shall involuntarily terminate the enrollee when the Contractor has substantiated in writing all of the following:

2.9.4.1             The enrollee’s behavior is inconsistent with the Contractor’s policies and procedures addressing unacceptable enrollee behavior.

2.9.4.2             The Contractor has provided a clinically appropriate evaluation to determine whether there is a treatable condition contributing to the enrollee’s behavior and such evaluation either finds no treatable condition to be contributing, or, after evaluation and treatment, the enrollee’s behavior continues to prevent the provider from safely or prudently providing medical care to the enrollee.

2.9.4.3             The enrollee received written notice from the Contractor of its intent to request the enrollee’s disenrollment, unless the requirement for notification has been waived by DSHS because the enrollee’s conduct presents the threat of imminent harm to others.  The Contractor’s notice to the enrollee shall include the enrollee’s right to use the Contractor’s grievance process to review the request to end the enrollee’s enrollment.

2.9.5                An enrollee whose enrollment is terminated for any reason, other than incarceration, at any time during the month is entitled to receive covered services, as described in Section 11.1, Scope of Services, at the Contractor’s expense, through the end of that month.

In no event will an enrollee be entitled to receive services and benefits under this Contract after the last day of the month in which his or her enrollment is terminated, unless the enrollee is hospitalized at disenrollment; in accord with Section 11.11, Enrollee Hospitalized at Disenrollment.

2.10         Enrollment Not Discriminatory:

2.10.1              The Contractor will not discriminate against enrollees or potential enrollees on the basis of health status or need for health care services (42 CFR 438.6(d)(3)).

2.10.2              The Contractor will not discriminate against enrollees or potential enrollees on the basis of race, color, or national origin, and will not use any policy or practice that has the effect of discriminating on the basis of race, color, or national origin (42 CFR 438.6(d)(4)).

3.         MARKETING AND INFORMATION REQUIREMENTS

3.1           Marketing:  The Contractor, and any subcontractors, shall comply with the following requirements regarding marketing (42 CFR 438.104):

3.1.1                All marketing materials must be reviewed by and have the prior written approval of HCA and DSHS prior to distribution.

3.1.2                Marketing materials shall not contain misrepresentations, or false, inaccurate or misleading information.

3.1.3                Marketing materials must be distributed in all service areas the Contractor serves.

3.1.4                Marketing materials must be in compliance with Section 3.3, Equal Access for Enrollees and Potential Enrollees with Communication Barriers.

3.1.4.1             Marketing materials in English must give directions in the Medicaid eligible population’s primary languages for obtaining understandable materials.

3.1.4.2             HCA and DSHS shall collaborate to determine, if materials that are primarily visual meet the requirements of this Contract.

3.1.5                The Contractor shall not offer anything of value as an inducement to enrollment.

3.1.6                The Contractor shall not offer the sale of other insurance to attempt to influence enrollment.

3.1.7                The Contractor shall not directly or indirectly conduct door-to-door, telephonic or other cold-call marketing of enrollment.

3.2           Information Requirements for Enrollees and Potential Enrollees:

3.2.1                The Contractor shall provide sufficient, accurate oral and written information to potential enrollees to assist them in making an informed decision about enrollment in accord with Section 3.2.5 (SSA 1932(d)(2) and 42 CFR 438.10).

3.2.2                The Contractor shall provide to potential enrollees upon request and to each enrollee, within fifteen (15) working days of enrollment, at any time upon request, and at least once a year, the information needed to understand benefit coverage and obtain care in accord with Section 3.2.5.

3.2.3                Prior to distribution, all enrollee information shall be submitted to HCA and DSHS for written approval.

3.2.4                Changes to State or Federal law shall be reflected in information to enrollees no more than ninety (90) calendar days after the effective date of the change and enrollees shall be notified at least thirty (30) calendar days prior to the effective date if, in the sole judgment of DSHS, the change is significant in regard to the enrollees’ quality of or access to care.  HCA or DSHS shall notify the Contractor of any significant change in writing.

3.2.5                The Contractor’s written information to enrollees and potential enrollees shall include:

3.2.5.1             How to choose a PCP, including general information on available PCPs and how to obtain specific information including a list of PCPs that includes their identity, location, languages spoken, qualifications, practice restrictions, and availability.

3.2.5.2             How to change a PCP.

3.2.5.3             How to access services outside the Contractor’s service area.

3.2.5.4             How to access Emergency Services.

3.2.5.5             General information about accessing hospital care and how to get a list of hospitals that are available to enrollees.

3.2.5.6             General information regarding specialists available to enrollees and how to obtain specific information including a list of specialists that includes their identity, location, languages spoken, qualifications, practice restrictions, and availability.

3.2.5.7             How to obtain information regarding any limitations to the availability of or referral to specialists to assist the enrollee in selecting a PCP.

3.2.5.8             How to obtain information regarding Physician Incentive Plans (42 CFR 422.208 and 422.210), and information on the Contractor’s structure and operations.

3.2.5.9             Informed consent guidelines.

3.2.5.10           Information regarding conversion rights under RCW 48.46.450 or RCW 48.44.370.

3.2.5.11           How to request a disenrollment.

3.2.5.12           The following information regarding advance directives:

3.2.5.12.1                A statement about an enrollee’s right to make decisions concerning an enrollee’s medical care, accept or refuse surgical or medical treatment, execute an advance directive, and revoke an advance directive at any time.

3.2.5.12.2                The written policies and procedures of the Contractor concerning advance directives, including any policy that would preclude the

Contractor or subcontractor from honoring an enrollee’s advance directive.

3.2.5.12.3                An enrollee’s rights under state law, including the right to file a grievance with the Contractor or DSHS in accord with Section 8.3.13 regarding compliance with advance directive requirements.

3.2.5.13           How to recommend changes in the Contractor’s policies and procedures.

3.2.5.14           Health promotion, health education and preventive health services available.

3.2.5.15           Information on the Contractor’s Grievance System including:

3.2.5.15.1                How to obtain assistance from the Contractor in using the grievance, appeal and independent review processes (must assure enrollees that information will be kept confidential except as needed to process the grievance, appeal or independent review).

3.2.5.15.2                The enrollees’ right to and how to initiate a grievance or file an appeal, in accord with the Contractor’s DSHS approved policies and procedures regarding grievances and appeals.

3.2.5.15.3                The enrollees’ right to and how to request a hearing after the Contractor’s appeal process is exhausted, how to request a hearing and the rules that govern representation at the hearing.

3.2.5.15.4                The enrollees’ right to and how to request an independent review in accord with RCW 48.43.535 and WAC 246-305 after the hearing process is exhausted and how to request an independent review.

3.2.5.15.5                The enrollees’ right to appeal an independent review decision to the Board of Appeals and how to request such an appeal.

3.2.5.15.6                The requirements and timelines for grievances, appeals, hearings, independent review and Board of Appeals.

3.2.5.15.7                The enrollees’ rights and responsibilities, including potential payment liability, regarding the continuation of services that are the subject of appeal or a hearing.

3.2.5.15.8                The availability of toll-free numbers for information about grievances and appeals and to file a grievance or appeal.

3.2.5.16           The enrollee’s rights and responsibilities with respect to receiving covered services.

3.2.5.17           Information about covered benefits and how to contact DSHS regarding services that may be covered by DSHS, but are not covered benefits under this Contract.

3.2.5.18           Specific information about EPSDT.

3.2.5.19           Information regarding the availability of and how to access or obtain interpretation services and translation of written information at no cost to the enrollee.

3.2.5.20           How to obtain information in alternative formats.

3.2.5.21           The enrollee’s right to and procedure for obtaining a second opinion free of charge.

3.2.5.22           The prohibition on charging enrollees for covered services and circumstances under which an enrollee might be charge for services.

3.2.6                HCA agrees to provide the Contractor with copies of written client information, which HCA intends to distribute to enrollees.

3.3           Equal Access for Enrollees & Potential Enrollees with Communication Barriers:  The Contractor shall assure equal access for all enrollees and potential enrollees when oral or written language creates a barrier to such access for enrollees and potential enrollees with communication barriers (42 CFR 438.10).

3.3.1                Oral Information:

3.3.1.1            The Contractor shall assure that interpreter services are provided for enrollees and potential enrollees with a primary language other than English, free of charge, for all interactions between the enrollee or potential enrollee and the Contractor or any of its providers including, but not limited to, customer services, all appointments with any provider for any covered service, emergency services, and all steps necessary to file grievances and appeals.

3.3.1.2            The Contractor is responsible for payment for interpreter services for Contractor administrative matters including, but not limited to handling enrollee grievances and appeals.

3.3.1.3            DSHS is responsible for payment for interpreter services provided by interpreter agencies contracted with the state for outpatient medical visits and hearings.

3.3.1.4            Hospitals are responsible for payment for interpreter services during inpatient stays.

3.3.1.5            Public entities, such as Public Health Departments, are responsible for payment for interpreter services provided at their facilities or affiliated sites.

3.3.1.6            Interpreter services include the provision of interpreters for enrollees and potential enrollees who are deaf or hearing impaired at no cost to the enrollee or potential enrollee (42 CFR 438.10(c)(4)).

3.3.2                Written Information:

3.3.2.1             The Contractor shall provide all generally available and client-specific written materials in a form which may be understood by each individual enrollee and potential enrollee.

3.3.2.1.1                 If five percent (5%) or more of the Contractor’s enrollees speak a specific language other than English, generally available materials will be translated into that language.

3.3.2.1.2                 For enrollees whose primary language is not translated as required by Section 3.3.2.1.1, the Contractor may meet the requirement of this Section by doing any one of the following:

3.3.2.1.2.1             Translating the material into the enrollee’s or potential enrollee’s primary reading language.

3.3.2.1.2.2             Providing the material on tape in the enrollee’s or potential enrollee’s primary language.

3.3.2.1.2.3             Having an interpreter read the material to the enrollee or potential enrollee in the enrollee’s primary language.

3.3.2.1.2.4             Providing the material in another alternative medium or format acceptable to the enrollee or potential enrollee.  The Contractor shall document the enrollee’s or potential enrollee’s acceptance of the material in an alternative medium or format (42 CFR 438.10(d)(1)(ii)).

3.3.2.1.2.5             Providing the material in English, if the Contractor documents the enrollee’s or potential enrollee’s preference for receiving material in English.

3.3.2.2             The Contractor shall ensure that all written information provided to enrollees or potential enrollees is accurate, is not misleading, is comprehensible to its intended audience, designed to provide the greatest degree of understanding, and is written at the sixth grade reading level and fulfils other requirements of the Contract as may be applicable to the materials (42 CFR 438.10(b)(1) and SMD letter 02/20/98).  This shall not be interpreted to include Disease Management materials, preventative services or other education materials used by the Contractor for health promotion efforts.  DSHS may make exceptions to the sixth grade reading level when, in the sole judgment of DSHS, the nature of the materials do not allow for a sixth grade reading level or the enrollees’ needs are better served by allowing a higher reading level.  DSHS approval of exceptions to the sixth grade reading level must be in writing.

3.3.2.3             All written materials must have the written approval of DSHS prior to use.  For client-specific written materials, the Contractor may use templates that have been pre-approved in writing by HCA and DSHS.  The Contractor must provide HCA and DSHS with a copy of all approved materials in final form.

4.         PAYMENT

4.1            Rates/Premiums:

4.1.1                 Subject to the provisions of Section 12.31, Sanctions, HCA shall pay a monthly premium for each enrollee in full consideration of the work to be performed by the Contractor under this Contract.  HCA shall pay the Contractor, on or before the fifteenth (15th) working day of the month based on the HCA list of enrollees whose enrollment is ongoing or effective on the first day of said calendar month.  Such payment will be denied for new enrollees when, and for so long as, payment for those enrollees is denied by the Centers for Medicare and Medicaid Services (CMS) under 42 CFR 438.726(b) and 42 CFR 438.730(e).

4.1.2                 The Contractor shall reconcile the electronic benefit enrollment listing with the premium payment information and submit a claim to DSHS for any amount due the Contractor within three hundred sixty-five (365) calendar days of the month of service.  When DSHS’ records confirm the Contractor’s claim, DSHS shall remit payment within thirty (30) calendar days of the receipt of the claim.

4.1.3                 The statewide Base Rate, Geographical Adjustment Factors, Risk Adjustment Factors and Age/Sex Factors are in Exhibit A, Premiums and Service Areas.

4.1.4                 DSHS determines the BH premiums. The monthly premium payment will be calculated as follows:

Premium Payment = Base Rate x Age/Sex Factor x Risk Adjustment Factor x Geographical Adjustment Factor as described herein.

4.1.5                 Within sixty (60) calendar days following the end of the annual legislative session, DSHS will publish the Base Rate for the following calendar year.  If the Contractor will not continue to provide HO/SCHIP services in the following calendar year, the Contractor shall so notify DSHS no later than September 2, of the current year under the provisions of Section 12.26 Notices.  If the Contractor so notifies DSHS, this Contract shall terminate, without penalty to either party, effective midnight, December 31, of the current year.  In case of termination under this subsection, neither party shall have the right to assert a claim for costs.

4.1.6                 The Geographical Adjustment Factors will be adjusted by DSHS for the period January 1, through December 31, of the following year for changes in utilization and to provide for the payment of Critical Access Hospitals (CAH) as required in Section 4.8, Payments to CAH.  Geographical Adjustment Factors may be prospectively updated by DSHS if, in DSHS’ judgment, there are material changes in rates or utilization related to CAH.

4.1.7                 The Risk Adjustment Factor will be recalculated for premiums paid beginning in May for each year based on enrollment with the Contractor on March 1 of that year, using the most currently available twelve (12) months of reported encounter data.  Risk Adjustment Factors may also be recalculated by DSHS if, in DSHS’ sole judgment, changes in contractor participation in Medicaid Programs require rebalancing of the Risk Adjustment Factors.

4.1.8                 Each year DSHS will develop a Quality Incentive based on HEDIS® measures for childhood immunizations and well child visits.  If the Contractor will receive a Quality Incentive, the amount will be stated in Exhibit A, Premiums, Service Areas, and Capacity and will be paid in the first quarter of the year.

4.1.9                 Notwithstanding Section 12.1, HCA may modify Exhibit A, Premiums and Service Areas, to add any changes in service areas, the Base Rate, Geographical Adjustment Factors, and Risk Adjustment Factors as needed.  HCA will provide such modifications to the Contractor in writing.  If the Contractor does not disagree in writing with the modifications within fifteen (15) calendar days of the date the modifications are provided, the change will amend the Contract without any further action.  If the Contractor does not accept the modifications, HCA will terminate this Contract. In the case of termination under this subsection, neither party shall have the right to assert a claim for costs. If the modification changes the premium payments, the update is subject to CMS approval.

4.1.10               DSHS shall automatically generate newborn premiums whenever possible.  For newborns whose premiums DSHS is not able to automatically generate the Contractor shall submit a supplemental premium payment request to DSHS within 365 calendar days of the month of service.  The Contractor shall be responsible for reviewing monthly listings provided by DSHS of the newborn premiums DSHS cannot generate automatically, as well as premium payment notices, to determine whether a supplemental premium request needs to be submitted.  DSHS shall pay supplemental premiums through the end of the month in which the sixtieth (60th) day of life occurs.

4.1.11               DSHS shall make a full monthly payment to the Contractor for the month in which an enrollee’s enrollment is terminated except as otherwise provided herein.

4.1.12               The Contractor shall be responsible for covered medical services provided to the enrollee in any month for which HCA or DSHS paid the Contractor for the enrollee’s care under the terms of this Contract.

4.2            Delivery Case Rate Payment:  Pursuant to Exhibit A, a one-time payment of $961.66 will be made to Contractor for prenatal and delivery expenses for persons enrolled with the Contractor during the month of delivery.  In addition, a one-time payment of $4,323.60 shall be made to the Contractor for labor and delivery expenses for enrollees enrolled with the Contractor during the month of delivery.  The Delivery Case Rate shall only be paid to the Contractor if it has incurred expenses for and paid for labor and delivery.  Delivery includes both live and stillbirths, but does not include miscarriage, induced abortion, or other fetal demise not requiring labor and delivery to terminate the pregnancy.  The Contractor shall submit a supplemental premium request for payment to DSHS after the enrollee delivers.

4.3            Renegotiation of Rates:  The base rate set forth herein shall be subject to renegotiation during the Contract period only if DSHS, in its sole judgment, determines that it is necessary due to a change in federal or state law or other material changes, beyond the Contractor’s control, which would justify such a renegotiation.

4.4            Reinsurance/Risk Protection:  The Contractor may obtain reinsurance for coverage of enrollees only to the extent that it obtains such reinsurance for other groups enrolled by the Contractor, provided that the Contractor remains ultimately liable to HCA and DSHS for the services rendered.

4.5            Recoupments:

4.5.1                 Unless mutually agreed by the parties, DSHS shall only recoup premium payments and retroactively disenroll for individual enrollees who are:

4.5.1.1             Covered by the Contractor with duplicate coverage.

4.5.1.2             Deceased prior to the month of enrollment.  Premium payments shall be recouped effective the first day of the month following the enrollee’s date of death.

4.5.1.3             Retroactively disenrolled as a result of the enrollee’s placement in foster care.

4.5.1.4             Retroactively disenrolled consistent with the provisions of Section 2.9.1.

4.5.1.5             Newborns determined to have an SSI eligibility effective date within the first sixty (60) days of life in accord with Section 2.9.2.2.1.  DSHS shall recoup all premiums paid for the enrollee, but not the birth mother, back to the month of birth.

4.5.1.6             Found ineligible for enrollment with the Contractor, provided DSHS has notified the Contractor before the first day of the month for which the premium was paid.

4.5.2                 The Contractor may recoup payments made to providers for services provided to enrollees during the period for which DSHS recoups premiums for those enrollees.  If the Contractor recoups said payments, providers may submit appropriate claims for payment to DSHS through its fee-for-service program.

4.5.3                 When DSHS recoups premiums and retroactively disenrolls an enrollee, DSHS will not disenroll any other family member, except for newborns whose mother is disenrolled for duplicate coverage.

4.6           Rate Setting Methodology:  DSHS sets actuarially-sound managed care rates that:

4.6.1                 Have been developed in accord with generally accepted actuarial principles and practices;

4.6.2                Are appropriate for the populations to be covered, and the services to be furnished under the contract; and

4.6.3                Have been certified, as meeting the requirements of 42 CFR 438.6(c), by actuaries who meet the qualification standards established by the American Academy of Actuaries and follow the practice standards established by the Actuarial Standards Board.

4.7           Information for Rate Setting:  For rate setting only, the Contractor shall annually provide information regarding its cost experience related to the provision of the services required under this Contract.  The experience information shall be provided directly to an actuary designated by DSHS.  The designated actuary will determine the timing, content, format and medium for such information.

4.8           Payments to Critical Access Hospitals (CAH):  For services provided by CAH to enrollees, the Contractor shall pay the CAH the prospective Inpatient and

Outpatient Departmental Weighted Cost-to-Charge rates published by DSHS (see Attachment A for website link).

4.9           Stop Loss for Hemophiliac Drugs:  DSHS will provide stop loss protection for the Contractor for paid claims for Factors VII, VIII and IX and the anti-inhibitor for enrollees with a diagnosis of hemophilia as identified by diagnosis codes 286.0-286.3, V83.01 and V83.02.  DSHS will reimburse the Contractor seventy-five percent (75%) of all verifiable paid claims for the identified hemophiliac drugs in excess of $250,000 for any single enrollee in any calendar year beginning January 1, 2005.  The Contractor must submit documentation of paid claims as required by DSHS.

4.10         Encounter Data:  The Contractor shall comply with the required format provided in the Encounter Data Transaction Guide published by DSHS (see Attachment A for website link).  Encounter data includes claims paid by the Contractor for services delivered to enrollees through the Contractor during a specified reporting period.  DSHS collects and uses this data for many reasons such as:  federal reporting; rate setting and risk adjustment; service verification, managed care quality improvement program, utilization patterns and access to care; DSHS hospital rate setting; and research studies.

DSHS may change the Encounter Data Transaction Guide with one hundred and fifty (150) calendar days’ written notice to the Contractor.  The Encounter Data Transaction Guide may be changed with less than one hundred and fifty (150) calendar days’ notice by mutual agreement of the Contractor and DSHS.  The Contractor shall, upon receipt of such notice from DSHS, provide notice of changes to subcontractors.

5.         ACCESS

5.1           Network:

5.1.1             The Contractor agrees to maintain and monitor a provider network, supported by written agreements, sufficient to serve BH enrollees in those service areas stated in Exhibit A, Premiums and Service Areas consistent with the requirements of this Contract.

5.1.2                The Contractor agrees to provide medical services required by this Contract through non-participating providers, at a cost to the enrollee that is no greater than if the services were provided by participating providers, if its network of participating providers is insufficient to meet the medical needs of enrollees in a manner consistent with this Contract.  The Contractor shall adequately and timely cover these services out of network for as long as the Contractor’s network is inadequate to provide them (42 CFR 438.206(b)(4)).  This provision shall not be construed to require the Contractor to cover such services without authorization except as required for emergency services.

5.1.3                The Contractor must submit documentation regarding its maintenance and monitoring of the network and services, as specified by HCA or DSHS, at any time upon request by HCA or DSHS, or when there has been a change in the Contractor’s network or operations that, in the judgment of HCA or DSHS, would adversely affect adequate capacity and/or the Contractor’s ability to provide services.

5.2            Service Delivery Network:  In the maintenance and monitoring of its network, the Contractor must consider the following (42 CFR 438.206(b)):

5.2.1                Adequate access to all services covered under this Contract.

5.2.2                The expected utilization of services, taking into consideration the characteristics and health care needs of the Medicaid population represented by the Contractor’s enrollees.

5.2.3                The number and types (in terms of training, experience and specialization) of providers required to furnish the contracted services.

5.2.4                The number of network providers who are not accepting new Medicaid enrollees.

5.2.5                The geographic location of providers and enrollees, considering distance, travel time, the means of transportation ordinarily used by potential enrollees, and whether the location provides physical access for the Contractor’s enrollees with disabilities.

5.2.6                The cultural, ethnic, race and language needs of enrollees.

5.3           Timely Access to Care:  The Contractor shall have contracts in place with all subcontractors that meet state standards for access, taking into account the urgency of the need for services.  The Contractor shall ensure that:

5.3.1                Network providers offer access comparable to that offered to commercial enrollees or comparable to Medicaid fee-for-service, if the Contractor serves only Medicaid enrollees (42 CFR 438.206(b)(1) & (c)(1)).

5.3.2                Mechanisms are established to ensure compliance by providers.

5.3.3                Providers are monitored regularly to determine compliance.

5.3.4                Corrective action is initiated and documented if there is a failure to comply.

5.4           Hours of Operation for Network Providers:  The Contractor must require that network providers offer hours of operation for enrollees that are no less than the hours of operation offered to any other patient (42 CFR 438.206(c)(1)).

5.5           24/7 Availability:  The Contractor shall have the following services available on a 24-hour-a-day, seven-day-a-week basis by telephone.  These services may be provided directly by the Contractor or may be delegated to subcontractors (42 CFR 438.206(c)(1)(iii)).

5.5.1                Medical advice for enrollees from licensed health care professionals concerning the emergent, urgent or routine nature of medical condition.

5.5.2                Authorization of services.

5.6           Appointment Standards:  The Contractor shall comply with appointment standards that are no longer than the following (42 CFR 438.206(c)(1)(i)):

5.6.1                Non-symptomatic (i.e., preventive care) office visits shall be available from the enrollee’s PCP or another provider within thirty (30) calendar days.  A non-symptomatic office visit may include, but is not limited to, well/preventive care such as physical examinations, annual gynecological examinations, or child and adult immunizations.

5.6.2                Non-urgent, symptomatic (i.e., routine care) office visits shall be available from the enrollee’s PCP or another provider within ten (10) calendar days.  A non-urgent, symptomatic office visit is associated with the presentation of medical signs not requiring immediate attention.

5.6.3                Urgent, symptomatic office visits shall be available from the enrollee’s PCP or another provider within forty-eight (48) hours.  An urgent, symptomatic visit is associated with the presentation of medical signs that require immediate attention, but are not life threatening.

5.6.4                Emergency medical care shall be available twenty-four (24) hours per day, seven (7) days per week.

5.7           Integrated Provider Network Database (IPND):  The Contractor shall report their complete provider network, to include all current contracted providers, monthly to DSHS through the designated data management contact in accord with the Provider Network Reporting Requirements published by DSHS (see Attachment A for website link).

5.8           Provider Network - Distance Standards:

5.8.1                The Contractor network of providers shall meet the distance standards below in every service area.  The designation of a zip code in a service area as rural or urban is in Exhibit A, Premiums and Service Areas.

5.8.1.1             PCP

Urban:  2 within 10 miles for 90% of BH enrollees in the Contractor’s service area.

Rural:  1 within 25 miles for 90% of BH enrollees in the Contractor’s service area.

5.8.1.2             Obstetrics

Urban:  2 within 10 miles for 90% of BH enrollees in the Contractor’s service area.

Rural:  1 within 25 miles for 90% of BH enrollees in the Contractor’s service area.

5.8.1.3             Pediatrician or Family Practice Physician Qualified to Provide Pediatric Services

Urban:  2 within 10 miles for 90% of BH enrollees in the Contractor’s service area.

Rural:  1 within 25 miles for 90% of BH enrollees in the Contractor’s service area.

5.8.1.4             Hospital

Urban/Rural:  1 within 25 miles for 90% of BH enrollees in the Contractor’s service area.

5.8.1.5             Pharmacy

Urban:  1 within 10 miles for 90% of BH enrollees in the Contractor’s service area.

Rural:  1 within 25 miles for 90% of BH enrollees in the Contractor’s service area.

5.8.2                DSHS may, in its sole discretion, grant exceptions to the distance standards.  DSHS’ approval of an exception shall be in writing.  The Contractor shall request an exception in writing and shall provide evidence as DSHS may require to support the request.  If the closest provider of the type subject to the standards in this section is beyond the distance standard applicable to the zip code, the distance standard defaults to the distance to that provider.  The closest provider may be a provider not participating with the Contractor.

5.9           Standards for Specialty and Primary Care Providers:  The Contractor shall establish and meet measurable standards for the number of both PCPs and high volume Specialty Care Providers.  The Contractor shall analyze performance against standards at minimum, annually.

5.10         Access to Specialty Care:

5.10.1             The Contractor shall provide all medically necessary specialty care for enrollees in a service area.  If an enrollee needs specialty care from a type of specialist who is not available within the Contractor’s provider network, the Contractor shall provide the necessary services with a qualified specialist outside the Contractor’s provider network.

5.10.2             The Contractor shall maintain, and make readily available to providers, up-to-date information on the Contractor available network of specialty providers and shall provide any required assistance to providers in obtaining timely referral to specialty care.

5.11         Order of Acceptance:  The Contractor shall maintain adequate capacity to provide care to BH enrollees in the Service Areas as outlined in Exhibit A, Premiums and Service Areas.

No eligible client shall be refused enrollment or re-enrollment, be terminated from enrollment, or be discriminated against in any way because of health status, the existence of a pre-existing physical or mental condition, including pregnancy and/or hospitalization, or the expectation of the need for frequent or high cost care (42 CFR 438.6(d)(1&3)).

5.12         Provider Network Changes:

5.12.1             The Contractor shall give HCA and DSHS a minimum of ninety (90) calendar days’ prior written notice, in accord with Section 12.26, Notices, of the loss of a material provider.  A material provider is one whose loss would impair the Contractor’s ability to provide continuity of and access to care for the Contractor’s current enrollees and/or the number of enrollees the Contractor has agreed to serve in a service area.

5.12.2             The Contractor shall make a good faith effort to provide written notification to enrollees affected by any provider termination within fifteen (15) calendar days after receiving or issuing a provider termination notice (42 CFR 438.10(f)(5)).  Enrollee notices shall have prior approval of HCA and DSHS.  If the Contractor fails to notify affected enrollees of a provider termination at least sixty (60) calendar days prior to the effective date of termination, the Contractor shall allow affected enrollees to continue to receive services from the terminating provider, at the enrollees’ option, and administer benefits for the lesser of a period ending the last day of the month in which sixty (60) calendar days elapses from the date the Contractor notifies enrollees or the enrollee’s effective date of enrollment with another plan.

6.         QUALITY OF CARE

6.1           Quality Assessment and Performance Improvement (QAPI) Program:

6.1.1                The Contractor shall have and maintain a quality assessment and performance improvement (QAPI) program for the services it furnishes to its enrollees that meets the provisions of 42 CFR 438.240.

6.1.1.1             The Contractor shall define its QAPI program structure and processes and assign responsibility to appropriate individuals.

6.1.1.2             The QAPI program structure shall include the following elements:

6.1.1.2.1                  A written description of the QAPI program including identification of designated physician and behavioral health practitioners.  The QAPI program description shall include:

6.1.1.2.1.1                A listing of all quality-related committee(s);

6.1.1.2.1.2                Descriptions of committee responsibilities;

6.1.1.2.1.3                Contractor staff and practicing provider committee participant titles;

6.1.1.2.1.4                Meeting frequency; and

6.1.1.2.1.5                Maintenance of meeting minutes reflecting decisions made by each committee, as appropriate.

6.1.1.2.2                  A Quality Improvement Committee that oversees the quality functions of the Contractor.  The Quality Improvement Committee will:

6.1.1.2.2.1               Recommend policy decisions;

6.1.1.2.2.2               Analyze and evaluate the results of QI activities;

6.1.1.2.2.3               Institute actions; and

6.1.1.2.2.4               Ensure appropriate follow-up.

6.1.1.2.3                  An annual work plan.

6.1.1.2.4                  An annual evaluation of the QAPI program to include an evaluation of performance improvement projects, trending of performance measures and evaluation of the overall effectiveness of the QI program.

6.1.2                The Contractor shall make available the QAPI program description, and information on the Contractor’s progress towards meeting its goals to providers and enrollees upon request.

6.1.3                The Contractor shall provide evidence of oversight of delegated entities responsible for quality improvement.  Oversight activities shall include evidence of:

6.1.3.1            A delegation agreement with each delegated entity describing the responsibilities of the Contractor and delegated entity;

6.1.3.2            Evaluation of the delegated organization prior to delegation;

6.1.3.3            An annual evaluation of the delegated entity;

6.1.3.4            Evaluation of regular delegated entity reports; and

6.1.3.5            Follow-up on issues out of compliance with delegated agreement or HCA contract specifications.

6.1.4                The Contractor shall have in effect mechanisms to assess the quality and appropriateness of care furnished to enrollees with special health care needs. (42 CFR 438.240 (b)(4)).

6.2           Performance Improvement Projects:

6.2.1                The Contractor shall have an ongoing program of performance improvement projects that focus on clinical and non-clinical areas. The Contractor shall conduct at least five (5) Performance Improvement Projects (PIPs) of which at least three (3) are clinical and at least two (2) are non-clinical as described in 42 CFR 438.240 and as specified in the CMS protocol (see Attachment A for website link).

6.2.2                The projects must be designed to achieve, through ongoing measurements and intervention, significant improvement, sustained over time, in clinical and non-clinical areas that are expected to have a favorable effect on health outcomes and enrollee satisfaction.  Through implementation of performance improvement projects, the Contractor shall:

6.2.2.1             Measure performance using objective, quality indicators.

6.2.2.2             Implement system interventions to achieve improvement in quality.

6.2.2.3             Evaluate the effectiveness of the interventions.

6.2.2.4             Plan and initiate activities for increasing or sustaining improvement.

6.2.2.5             Report the status and results of each project to DSHS and HCA.

6.2.2.6             Complete projects in a reasonable time period as to allow aggregate information on the success of the projects to produce new information on the quality of care every year (CFR 42 438.240).

6.2.3                Annually, the Contractor shall submit to DSHS three (3) clinical and two (2) non-clinical performance improvement projects which, in the judgment of the Contractor, best meet the requirements of a performance improvement project.  Each project will be documented on a performance improvement project worksheet found in the Conducting Performance Improvement Projects (see Attachment A for website link).

6.2.4                If any of the Contractor’s Health Plan Employer Data and Information Set (HEDIS®) rates on Well Child Visits in the first fifteen (15) months, six (6) or more well child visits measure), Well Child Visits in the third (3rd), fourth (4th), fifth (5th) and sixth (6th) years of life, or Adolescent Well Care Visits are below sixty percent (60%) in 2006 or 2007, the Contractor shall implement a clinical PIP designed to increase the rates.  The Contractor may, at their option, count the required project toward meeting the requirement for at least three (3) clinical PIPs in Section 6.2.1.

6.2.5                If any of the Contractor’s HEDIS® Combination 2, Childhood Immunization rates are below seventy percent (70%) in 2006 or below seventy-five percent (75%) in 2007, the Contractor shall implement a performance improvement project designed to increase the rates.  The Contractor may, at their option, count the required project toward meeting the requirement for at least three (3) clinical PIPs in Section 6.2.1.

6.2.6                The Contractor shall continue the CAHPS® non-clinical performance improvement project(s) required in the 2004-2005 HCA Contract for Basic Health Plus and Maternity Benefits Program and communicated by DSHS to the Contractor in February 2005 unless directed otherwise in writing by DSHS.

6.2.7                In addition to the PIPs required under Sections 6.2.1 through 6.2.6. and upon request of DSHS, the Contractor shall participate in a yearly statewide performance measure reporting project, performance improvement project or research project designed by DSHS.  The study shall be designed to maximize resources and reduce cost to contractors.  The Contractor will receive copies of aggregate data and reports produced from these projects.

6.3           Performance Measures using Health Employer Data & Information Set (HEDIS®):

6.3.1                In accord with Section 12.26, Notices, the Contractor shall report to HCA and DSHS HEDIS® measures using the current HEDIS® Technical Specifications and official corrections published by NCQA, unless directed otherwise in writing by HCA or DSHS.  For the 2006 and 2007 HEDIS® measures listed below, the Contractor shall use the administrative or hybrid data collection methods, specified in the current HEDIS® Technical Specifications, unless directed otherwise by DSHS.

6.3.2                No later than June 15 of each year, HEDIS® measures shall be submitted electronically to HCA and DSHS using the NCQA data submission tool (DST) or other NCQA-approved method.

6.3.3                The following HEDIS® measures shall be submitted to HCA and DSHS in 2006:

6.3.3.1              Childhood Immunization

6.3.3.2              Chlamydia Screening in Women

6.3.3.3              Prenatal and Postpartum Care

6.3.3.4              Well Child Visits in the First 15 Months of Life

6.3.3.5              Well Child Visits in the Third, Fourth, Fifth and Sixth Years of Life

6.3.3.6              Adolescent Well Child Visits

6.3.3.7              Use of Appropriate Medications for People with Asthma

6.3.3.8              Children and Adolescents’ Access to Primary Care Practitioners

6.3.3.9              Practitioner Turnover (for Primary Care Practitioners and OB/GYN and other Prenatal Care Practitioners only)

6.3.3.10            Inpatient Utilization-General Hospital/Acute Care

6.3.3.11            Ambulatory Care

6.3.3.12            Birth and Average Length of Stay, Newborns

6.3.4                The following HEDIS® measures shall be submitted to HCA and DSHS in 2007:

6.3.4.1             Childhood Immunization

6.3.4.2             Chlamydia Screening in Women

6.3.4.3             Prenatal and Postpartum Care

6.3.4.4             Well Child Visits in the First 15 Months of Life

6.3.4.5             Well Child Visits in the Third, Fourth, Fifth and Sixth Years of Life

6.3.4.6             Adolescent Well Child Visits

6.3.4.7             Use of Appropriate Medications for People with Asthma

6.3.4.8             Comprehensive Diabetes Care

6.3.4.9             Children and Adolescents’ Access to Primary Care Practitioners

6.3.4.10           Practitioner Turnover (for Primary Care Practitioners and OB/GYN and other Prenatal Care Practitioners only)

6.3.4.11           Inpatient Utilization-General Hospital/Acute Care

6.3.4.12           Ambulatory Care

6.3.4.13           Birth and Average Length of Stay, Newborns

6.3.5                The Contractor shall submit raw HEDIS® data for three measures:  Childhood Immunization, Use of Appropriate Medication for People with Asthma, and Children and Adolescents’ Access to Primary Care Practitioners, no later than June 30 of each year.  The Contractor shall submit the raw HEDIS® data to HCA and DSHS electronically, according to specifications communicated by DSHS to the Contractor no later than February of each year.

6.3.6                All measures shall be audited, by a designated certified HEDIS® Compliance Auditor a licensed organization in accord with methods described in the current HEDIS® Compliance Audit™ Standards, Policies and Procedures.  DSHS will fund and the DSHS designated EQRO will conduct the audit.

6.3.7                The Contractor shall cooperate with DSHS’ designated EQRO to validate the Contractor’s Health Employer Data and Information Set (HEDIS®) performance measures and CAHPS® sample frame.

6.3.7.1             If the Contractor does not have NCQA accreditation for BH managed care from the National Committee for Quality Assurance (NCQA), the Contractor shall receive a partial audit.

6.3.7.2             If the Contractor has NCQA accreditation for BH managed care or is seeking accreditation with a scheduled NCQA visit in 2006 or 2007, the Contractor shall receive a full audit.

6.3.7.3             Data collected and the methods employed for HEDIS® validation may be supplemented by indicators and/or processes published in the Centers for Medicare and Medicaid (CMS) Validating Performance Measures protocol identified by the DSHS designated EQRO.

6.3.8                The Contractor shall provide evidence of trending of measures to assess performance in quality and safety of clinical care and quality of non-clinical or service-related care.

6.3.9                The Contractor shall collect and maintain data on ethnicity, race and language markers as established by DSHS on all enrollees by January 1, 2007.  The Contractor shall record and maintain enrollee self-identified data as established by the Contractor.

6.3.10              The Contractor shall rotate HEDIS® measures only with the advance written permission of DSHS.  The Contractor may request permission to rotate measures by making a written request to the DSHS contact named in the Notices Section of this Contract, Section 12.26.  Childhood Immunization and well-child measures shall not be rotated.

6.4           Consumer Assessment of Health Plans Survey (CAHPS®):

6.4.1                In 2006, A DSHS designated EQRO shall conduct the CAHPS® Children and Children with Chronic Conditions survey based upon 2006 HEDIS® Specifications for Survey Measures.

6.4.1.1             The Contractor shall create the sampling frame file.

6.4.1.1.1                  The Contractor shall receive file specifications and instructions specifying the format and other required information for the sample files from DSHS, or the DSHS designated EQRO, by November 30, 2005.

6.4.1.1.2                  The Contractor shall submit the eligible sample frames to the DSHS designated EQRO by January 16, 2006.

6.4.1.1.3                  The Contractor’s eligible sample frame file(s) will be certified by the DSHS EQRO, a Certified HEDIS® Auditor.

6.4.1.1.4                  The Contractor shall receive written notice of the sample frame file(s) compliance audit certification from the DSHS designated EQRO by January 30, 2006.

6.4.1.2             The Contractor will be allowed up to eight (8) Contractor—determined supplemental questions and DSHS will also be allowed up to eight (8) supplemental questions.  The Contractor will be notified of DSHS selected eight (8) supplemental questions.

6.4.1.2.1                  The Contractor shall submit the questions to DSHS for written approval for the amount, content, and survey placement prior to December 15, 2005.

6.4.1.2.2                  The Contractor shall receive a copy of the approved DSHS questionnaire for informational purposes by January 30, 2006.  DSHS EQRO shall determine the questionnaire format, questions and question placement, using the most recent HEDIS® version of the Children and Children with Chronic Conditions questionnaire, plus approved supplemental and/or custom questions as determined by DSHS.

6.4.1.3             The Contractor shall provide National CAHPS® Benchmarking Database (NCBD) submission information as determined by DSHS.

6.4.1.3.1                  The Contractor shall submit the information to the DSHS designated EQRO by April 14, 2006.  The DSHS designated EQRO shall submit the data to the NCBD.

6.4.2                In 2007, the Contractor shall conduct the CAHPS® of adult Medicaid members enrolled in BH.

6.4.2.1             The Contractor shall contract with an NCQA certified HEDIS® survey vendor qualified to administer the CAHPS® survey and conduct the survey according to NCQA protocol.  The Contractor shall submit the following information to the DSHS designated EQRO:

6.4.2.1.1                  Contractor CAHPS® survey staff member contact, CAHPS® vendor name and CAHPS® primary vendor contact by January 5, 2007.

6.4.2.1.2                  Timeline for implementation of vendor tasks by February 15, 2007.

6.4.2.2             The Contractor shall ensure the survey sample frame consists of all non-Medicare and non-commercial adult plan members (not just subscribers) 18 (eighteen) years and older with Washington State addresses.  The Contractor shall submit the survey sample frame to DSHS by January 12, 2007.  In administering the CAHPS® the Contractor shall:

6.4.2.2.1                  Be allowed up to eight (8) Contractor-determined supplemental questions.

6.4.2.2.2                  Allow DSHS up to eight (8) supplemental questions.

6.4.2.2.3                  Be notified of DSHS’ selected eight (8) supplemental questions on or before November 1, 2005.

6.4.2.2.4                  Submit their questions to DSHS for written approval prior to December 15, 2006.

6.4.2.2.5                  Submit the eligible sample frame file(s) for certification by the DSHS designated EQRO, a Certified HEDIS® Auditor by January 12, 2007.

6.4.2.2.6                  Receive written notice of the sample frame file(s) compliance audit certification from the DSHS designated EQRO by January 31, 2007.

6.4.2.2.7                  Receive the approved DSHS questionnaire by January 31, 2007.  DSHS EQRO shall determine the questionnaire format, questions and question placement, using the most recent HEDIS® version of the Medicaid adult questionnaire (currently 3.0H), plus approved supplemental and/or custom questions as determined by DSHS.

6.4.2.2.8                  Conduct the mixed methodology (mail and phone surveys) for CAHPS® survey administration.

6.4.2.2.9                  Submit the final disposition report by June 10, 2007.

6.4.2.2.10                Submit a copy of the Washington State adult Medicaid response data set according to 2007 NCQA/CAHPS® standards to the DSHS designated EQRO by June 10, 2007.

6.4.2.3             The Contractor shall provide NCBD data submission information as determined by DSHS.

6.4.2.3.1                  The Contractor shall submit the information to the DSHS designated EQRO by April 14, 2007.

6.4.2.3.2                  The DSHS designated EQRO shall submit the data to the NCBD.

6.4.2.4             The Contractor is required to include performance guarantee language in their vendor subcontracts that require a vendor to achieve at least a thirty-five percent (35%) response rate.

6.4.3                If a Contractor cannot conduct the required annual CAHPS® surveys (Children, Children with Chronic Conditions, or Adult) because of limited total enrollment and/or sample size, the Contractor shall notify DSHS in writing whether they have a physician or physician group at substantial financial risk in accord with the physician incentive plan requirements under Section 7.9.

6.5           External Quality Review:

6.5.1                Validation Activities:  The Contractor’s quality program shall be examined using a series of required validation procedures.  The examination shall be implemented and conducted by DSHS, its agent, or an EQRO.

6.5.2                The following required activities will be validated:

6.5.2.1             Performance improvement projects;

6.5.2.2             Performance measures; and

6.5.2.3             A monitoring review of standards established by DSHS and included in this Contract to comply with 42 CFR 438.204 (g) and a comprehensive review conducted within the previous three-year period (42 CFR 438.358(b)(1)(2)(3)).

6.5.3                The following optional activity will be validated annually:

6.5.3.1             Administration and/or validation of consumer or provider surveys of quality of care, i.e., the CAHPS® survey.

6.5.4                DSHS reserves the right to include additional optional activities described in 42 CFR 438.358 if additional funding becomes available and as mutually negotiated between DSHS and the Contractor.

6.5.5                The Contractor shall submit to annual DSHS TeaMonitor and EQRO monitoring reviews. The monitoring review process uses standard methods and data collection tools and methods found in the CMS External Quality Review Protocols and assesses the Contractor’s compliance with regulatory requirements and standards of the quality outcomes and timeliness of, and access to, services provided by Medicaid MCOs.

6.5.5.1             The Contractor shall, during an annual monitoring review of the Contractor’s compliance with contract standards or upon request by HCA, DSHS or its External Quality Review Organization (EQRO) contractor(s), provide evidence of how external quality review findings, agency audits and contract monitoring activities, enrollee grievances, HEDIS® and CAHPS® results are used to identify and correct problems and to improve care and services to enrollees.

6.5.5.2             The Contractor will provide data requested by the EQRO for purposes of completing the External Quality Review Report (EQRR).  The EQRR is a detailed technical report that describes the manner in which the data from all activities described in Sections 6.5.1 through 6.5.3 and conducted in accord with CFR 42 438.358 were aggregated and analyzed and conclusions drawn as to the quality, timeliness and access to the care furnished by the MCO.

6.5.5.3             DSHS will provide a copy of the EQRR to the Contractor, through print or electronic media and to interested parties such as participating health care providers, enrollees and potential enrollees of the Contractor, recipient advocacy groups, and members of the general public.  DSHS must make this information available in alternative formats for persons with sensory impairments, when requested.

6.5.5.4             If the Contractor has had an accreditation review or visit by NCQA or another accrediting body, the Contractor shall provide the complete report from that organization to HCA and DSHS.  If permitted by the accrediting body, the Contractor shall allow a state representative to accompany any accreditation review team during the site visit in an official observer status.  The state representative shall be allowed to share information with HCA, DSHS and Department of Health (DOH), as needed to reduce duplicated work for both the Contractor and the state.

6.6           Enrollee Mortality:  The Contractor shall maintain a record of known enrollee deaths, including the enrollee’s name, date of birth, age at death, location of death, and cause(s) of death.  This information shall be available to HCA or DSHS upon request.  The Contractor shall assist HCA or DSHS in efforts to evaluate and improve the availability and utility of selected mortality information for quality improvement purposes.

6.7           Practice Guidelines:  The Contractor shall adopt practice guidelines.  The Contractor may develop or adopt guidelines developed by organizations such as the American Diabetes Association or the American Lung Association.  Practice guidelines shall meet the following requirements (42 CFR 438.236):

6.7.1                Are based on valid and reliable clinical evidence or a consensus of health care professionals in the particular field;

6.7.2                Consider the needs of enrollees and support client and family involvement in care plans;

6.7.3                Are adopted in consultation with contracting health care professionals;

6.7.4                Are reviewed and updated at least every two years and as appropriate;

6.7.5                Are disseminated to all affected providers and, upon request, to HCA, DSHS, enrollees and potential enrollees; and

6.7.6                Are the basis for and are consistent with decisions for utilization management, enrollee education, coverage of services, and other areas to which the guidelines apply.

6.8           Drug Formulary Review and Approval:  The Contractor shall submit its drug formulary, for use with enrollees covered under the terms of this Contract, to DSHS for review and approval by January 31 of each year of this Contract.  The formulary shall be submitted to:

Siri Childs, Pharm D, Pharmacy Policy Manager (or her successor)

Department of Social and Health Services
Division of Medical Management

P.O. Box 45506

Olympia, WA  98504-5506

E-mail:  childsa@dshs.wa.gov

7.         SUBCONTRACTS

7.1           Contractor Remains Legally Responsible:  Subcontracts, as defined herein, may be used by the Contractor for the provision of any service under this Contract.  However, no subcontract shall terminate the Contractor’s legal responsibility to HCA or DSHS for any work performed under this Contract (42 CFR 434.6 (c)).

7.2           Solvency Requirements for Subcontractors:  For any subcontractor at financial risk, as described in Section 7.9.3 Substantial Financial Risk, or Section 1.45,

Risk, the Contractor shall establish, enforce and monitor solvency requirements that provide assurance of the subcontractor’s ability to meet its obligations.

7.3           Provider Nondiscrimination:

7.3.1                The Contractor shall not discriminate, with respect to participation, reimbursement, or indemnification, against providers practicing within their licensed scope of practice solely on the basis of the type of license or certification they hold.

7.3.2                If the Contractor declines to include individual or groups of providers in its network, it shall give the affected providers written notice of the reason for its decision.

7.3.3                The Contractor’s provider selection policies and procedures shall not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment (42CFR 438.214(c)).

7.3.4                Consistent with the Contractor’s responsibilities to the enrollees, this Section may not be construed to require the Contractor to Contract with providers beyond the number necessary to meet the needs of its enrollees; preclude the Contractor from using different reimbursement amounts for different specialties or for different providers in the same specialty; or preclude the Contractor from establishing measures that are designed to maintain quality of services and control costs.

7.4           Required Provisions: Subcontracts shall be in writing, consistent with the provisions of 42 CFR 434.6.  All subcontracts shall contain the following provisions:

7.4.1                Identification of the parties of the subcontract and their legal basis for operation in the State of Washington.

7.4.2                Procedures and specific criteria for terminating the subcontract.

7.4.3                Identification of the services to be performed by the subcontractor and which of those services may be subcontracted by the subcontractor.

7.4.4                Reimbursement rates and procedures for services provided under the subcontract.

7.4.5                Release to the Contractor of any information necessary to perform any of its obligations under this Contract.

7.4.6                Reasonable access to facilities and financial and medical records for duly authorized representatives of HCA, DSHS or DHHS for audit purposes, and immediate access for Medicaid fraud investigators.

7.4.7                The requirement to completely and accurately report encounter data to the Contractor.  Contractor shall ensure that all subcontractors required to report encounter data have the capacity to submit all DSHS required data to enable the Contractor to meet the reporting requirements in the Encounter Data Transaction Guide published by DSHS.

7.4.8                The requirement to comply with the Contractor’s DSHS approved fraud and abuse policies and procedures.

7.4.9                No assignment of the subcontract shall take effect without the HCA’s written agreement.

7.4.10              The subcontractor shall comply with the applicable state and federal rules and regulations as set forth in this Contract, including the applicable requirements of 42 CFR 438.6(1).

7.4.11              Subcontracts shall set forth and require the subcontractor to comply with any term or condition of this Contract that is applicable to the services to be performed under the subcontract.

7.4.12              The Contractor shall provide the following information regarding the grievance system to all subcontractors (42 CFR 438.414 and 42 CFR 438.10(g)(1)):

7.4.12.1           The toll-free numbers to file oral grievances and appeals.

7.4.12.2           The availability of assistance in filing a grievance or appeal.

7.4.12.3           The enrollee’s right to request continuation of benefits during an appeal or hearing and, if the Contractor’s action is upheld, the enrollee’s responsibility to pay for the continued benefits.

7.4.12.4           The enrollee’s right to file grievances and appeals and their requirements and timeframes for filing.

7.4.12.5           The enrollee’s right to a hearing, how to obtain a hearing, and representation rules at a hearing.

7.5           Health Care Provider Subcontracts, including those for facilities and pharmacy benefit management, shall also contain the following provisions:

7.5.1                A quality improvement system tailored to the nature and type of services subcontracted, which affords quality control for the health care provided, including but not limited to the accessibility of medically necessary health care, and which provides for a free exchange of information with the Contractor to assist the Contractor in complying with the requirements of this Contract.

7.5.2                A statement that primary care and specialty care provider subcontractors shall cooperate with QI activities.

7.5.3                A means to keep records necessary to adequately document services provided to enrollees for all delegated activities including Quality Improvement, Utilization Management, Member Rights and Responsibilities, and Credentialing and Recredentialing.

7.5.3.1             Delegated activities are documented and agreed upon between Contractor and subcontractor.  The document must include:

7.5.3.1.1                  Assigned responsibilities;

7.5.3.1.2                  Delegated activities;

7.5.3.1.3                  A mechanism for evaluation; and

7.5.3.1.4                  Corrective action policy and procedure.

7.5.4                Information about enrollees, including their medical records, shall be kept confidential in a manner consistent with state and federal laws and regulations.

7.5.5                The subcontractor accepts payment from the Contractor as payment in full and shall not request payment from HCA, DSHS or any enrollee for covered services performed under the subcontract.

7.5.6                The subcontractor agrees to hold harmless HCA and its employees and DSHS and its employees, and all enrollees served under the terms of this Contract in the event of non-payment by the Contractor.  The subcontractor further agrees to indemnify and hold harmless HCA and its employees and DSHS and its employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may in any manner accrue against HCA and its employees and DSHS or its employees through the intentional misconduct, negligence, or omission of the subcontractor, its agents, officers, employees or contractors.

7.5.7                If the subcontract includes physician services, provisions for compliance with the PCP requirements stated in this Contract.

7.5.8                A ninety (90) day termination notice provision.

7.5.9                A specific termination provision for termination with short notice when a provider is excluded from participation in the Medicaid program.

7.5.10              The subcontractor agrees to comply with the appointment wait time standards of this Contract.  The subcontract must provide for regular monitoring of timely access and corrective action if the subcontractor fails to comply with the appointment wait time standards (42 CFR 438.206(c)(1)).

7.5.11              A provision for ongoing monitoring and periodic formal review that is consistent with industry standards and OIC regulations.  Formal review must be completed no less than once every three years and must identify deficiencies or areas for improvement and provide for corrective action (42 CFR 438.230(b)).

7.6           Health Care Provider Subcontracts Delegating Administrative Functions:  Subcontracts that delegate administrative functions under the terms of this Contract shall include the following additional provisions:

7.6.1                For those subcontractors at financial risk, that the subcontractor shall maintain the Contractor’s solvency requirements throughout the term of the Contract.

7.6.2                Clear descriptions of any administrative functions delegated by the Contractor in the subcontract, including but not limited to utilization/medical management, claims processing, enrollee grievances and appeals, and the provision of data or information necessary to fulfill any of the Contractor’s obligations under this Contract.

7.6.3                How frequently and by what means the Contractor will monitor compliance with solvency requirements and requirements related to any administrative function delegated in the subcontract.

7.6.4                Provisions for revoking delegation or imposing sanctions if the subcontractor’s performance is inadequate.

7.6.5                Whether referrals for enrollees will be restricted to providers affiliated with the group and, if so, a description of those restrictions.

7.7           Excluded Providers:

7.7.1                Pursuant to Section 1128 of the Social Security Act, the Contractor may not subcontract with an individual practitioner or provider, or an entity with an officer, director, agent, or manager, or an individual who owns or has a controlling interest in the entity, who has been:  convicted of crimes as specified in Section 1128 of the Social Security Act, excluded from participation in the Medicare and Medicaid program, assessed a civil penalty under the provisions of Section 1128, has a contractual relationship with an entity convicted of a crime specified in Section 1128, or is a person described in Section 12.12 of this Contract, Exclusions and Debarment.  The Contractor shall terminate subcontracts of excluded providers immediately with the Contractor becomes aware of such exclusion or when the Contractor receives notice from HCA or DSHS, whichever is earlier.

7.7.2                In addition, if DSHS terminates a subcontractor from participation any DSHS program, the Contractor shall exclude the subcontractor from participation in BH.  The Contractor shall terminate subcontracts of excluded providers immediately when the Contractor becomes aware of such exclusion or when the Contractor receives notice from HCA or DSHS, whichever is earlier (WAC 388-502-0030).

7.7.3                If the Contractor terminates a subcontractor for cause, the Contractor shall notify HCA and DSHS, within thirty (30) calendar days, in writing, as provided in the Notices Section of this Contract, Section 12.26, and explain the circumstances regarding the termination.

7.8           Home Health Providers:  If the pending Medicaid home health agency surety bond requirement (Section 4708(d) of the Balanced Budget Act of 1997) becomes effective before or during the term of this Contract, beginning on the effective date of the requirement the Contractor may not subcontract with a home health agency unless the state has obtained a surety bond from the home health agency in the amount required by federal law.  DSHS will provide a current list of bonded home health agencies upon request to the Contractor.

7.9           Physician Incentive Plans:  Physician incentive plans, as defined herein, are subject to the conditions set forth in this Section in accord with federal regulations (42 CFR 438.6(h), 42 CFR 422.208 and 42 CFR 422.210).

7.9.1                Prohibited Payments:  The Contractor shall make no payment to a physician or physician group, directly or indirectly, under a physician incentive plan as an inducement to reduce or limit medically necessary services provided to an individual enrollee.

7.9.2                Disclosure Requirements:  Risk sharing arrangements in subcontracts with physicians or physician groups are subject to review and approval by HCA and DSHS.  The Contractor shall provide the following information about its physician incentive plan, and the physician incentive plans of all its subcontractors in any tier, to HCA and DSHS annually upon request:

7.9.2.1             Whether the incentive plan includes referral services.

7.9.2.2             If the incentive plan includes referral services:

7.9.2.2.1                  The type of incentive plan (e.g. withhold, bonus, capitation).

7.9.2.2.2                  For incentive plans involving withholds or bonuses, the percent that is withheld or paid as a bonus.

7.9.2.2.3                  Proof that stop-loss protection meets the requirements of Section 7.9.4.1, including the amount and type of stop-loss protection.

7.9.2.2.4                  The panel size and, if commercial members and enrollees are pooled, a description of the groups pooled and the risk terms of each group.  Medicaid, Medicare, and commercial members in a physician’s or physician group’s panel may be pooled provided the terms of risk for the pooled enrollees and commercial members are comparable, and the incentive payments are not calculated separately for pooled enrollees.  Commercial members include military and non-Medicaid Basic Health members.

7.9.3                Substantial Financial Risk:  A physician, or physician group as defined herein, is at substantial financial risk when more than twenty-five percent (25%) of the total maximum potential payments to the physician or physician group depend on the use of referral services.  When the panel size is fewer than 25,000 enrollees, arrangements that cause substantial financial risk include, but are not limited to, the following:

7.9.3.1             Withholds greater than twenty-five percent (25%) of total potential payments.

7.9.3.2             Withholds less than twenty-five percent (25%) of total potential payments but the physician or physician group is potentially liable for more than twenty-five percent (25%) of total potential payments.

7.9.3.3             Bonuses greater than thirty-three percent (33%) of total potential payments, less the bonus.

7.9.3.4             Withholds plus bonuses if the withholds plus bonuses equal more than twenty-five percent (25%) of total potential payments.

7.9.3.5             Capitation arrangements if the difference between the minimum and maximum possible payments is more than twenty-five percent (25%) of the maximum possible payments, or the minimum and maximum possible payments are not clearly explained in the Contract.

7.9.4                Requirements if a Physician or Physician Group is at Substantial Financial Risk:  If the Contractor, or any subcontractor (e.g. IPA, PHO), places a physician or physician group at substantial financial risk, the Contractor shall assure that all physicians and physician groups have either aggregate or per member stop-loss protection for services not directly provided by the physician or physician group.

7.9.4.1             If aggregate stop-loss protection is provided, it must cover ninety percent (90%) of the costs of referral services that exceed twenty-five percent (25%) of maximum potential payments under the subcontract.

7.9.4.2             If stop-loss protection is based on a per-member limit, it must cover ninety percent (90%) of the cost of referral services that exceed the limit as indicated below based on panel size, and whether stop-loss is provided separately for professional and institutional services or is combined for the two.

7.9.4.2.1                  1,000 members or fewer, the threshold is $3,000 for professional services and $10,000 for institutional services, or $6,000 for combined services.

7.9.4.2.2                  1,001 - 5,000 members, the threshold is $10,000 for professional services and $40,000 for institutional services, or $30,000 for combined services.

7.9.4.2.3                  5,001 - 8,000 members, the threshold is $15,000 for professional services and $60,000 for institutional services, or $40,000 for combined services.

7.9.4.2.4                  8,001 - 10,000 members, the threshold is $20,000 for professional services and $100,000 for institutional services, or $75,000 for combined services.

7.9.4.2.5                  10,001 - 25,000, the threshold is $25,000 for professional services and $200,000 for institutional services, or $150,000 for combined services.

7.9.4.2.6                  25,001 members or more, there is no risk threshold.

7.9.4.3             For a physician or physician group at substantial financial risk, the Contractor shall periodically conduct surveys of enrollee satisfaction with the physician or physician group.  DSHS shall require such surveys annually.  DSHS may, at its sole option, conduct enrollee satisfaction surveys that satisfy this requirement and waive the requirement for the Contractor to conduct such surveys.  DSHS shall notify the Contractor in writing if the requirement is waived.  If DSHS does not waive the requirement, the Contractor shall provide the survey results to HCA and DSHS annually upon request.  The surveys shall:

7.9.4.3.1                  Include current enrollees, and enrollees who have disenrolled within 12 months of the survey for reasons other than loss of Medicaid eligibility or moving outside the Contractor’s service area.

7.9.4.3.2                  Be conducted according to commonly accepted principles of survey design and statistical analysis.

7.9.4.3.3                  Address enrollees satisfaction with the physician or physician groups:

7.9.4.3.3.1    Quality of services provided.

7.9.4.3.3.2    Degree of access to services.

7.9.5                Sanctions and Penalties:  DSHS or CMS may impose intermediate sanctions, as described in Section 12.31, Sanctions, of this Contract, for failure to comply with the rules in this Section.

7.10         Payment to FQHCs/RHCs:  The Contractor shall not pay a federally-qualified health center or a rural health clinic less than the Contractor would pay non-FQHC/RHC providers for the same services (42 USC 1396(m)(2)(A)(ix)).

7.11         Provider Education:  The Contractor will maintain records of the number and type of providers and support staff participating in provider education, including evidence of assessment of participant satisfaction with the training process.

The Contractor shall maintain a system for keeping participating practitioners and providers informed about:

7.11.1              Covered services for enrollees served under this Contract;

7.11.2              Coordination of care requirements;

7.11.3              HCA and DSHS policies as related to this Contract;

7.11.4              Interpretation of data from the quality improvement program; and

7.11.5              Practice guidelines (see Section 6.7).

7.12         Claims Payment Standards:  The Contractor shall meet the timeliness of payment standards specified for Medicaid fee-for-service in Section 1902(a)(37)(A) of the Social Security Act and specified for health carriers in WAC 284-43-321.  To be compliant with both payment standards the Contractor shall pay or deny, and shall require subcontractors to pay or deny, ninety-five percent (95%) of clean claims within thirty (30) calendar days of receipt, ninety-five percent (95%) of all claims within sixty (60) of receipt and ninety-nine percent (99%) of clean claims within ninety (90) calendar days of receipt.  The Contractor and its providers may agree to a different payment requirement in writing on an individual claim.

7.12.1              A claim is a bill for services, a line item of service or all services for one enrollee within a bill.

7.12.2              A clean claim is a claim that can be processed without obtaining additional information from the provider of the service or from a third party.

7.12.3              The date of receipt is the date the Contractor receives the claim from the provider.

7.12.4              The date of payment is the date of the check or other form of payment.

7.13         FQHC/RHC Report:  The Contractor shall provide DSHS with information related to subcontracted federally-qualified health centers (FQHC) and rural health clinics (RHC), as required by the DSHS Healthy Options Licensed Health Carrier Billing Instructions, published by DSHS (see Attachment A for website link).

7.14         Provider Credentialing:  The Contractor must have written policies and procedures for credentialing and recredentialing providers who have signed contracts or participation agreements with the Contractor.

7.14.1              The Contractor’s medical director or other designated physician’s shall have direct responsibility and participation in the credentialing process.

7.14.2              The Contractor shall have a designated Credentialing Committee to oversee the credentialing process.

7.14.3              The Contractor’s written Credentialing policies and procedures must specify at a minimum:

7.14.3.1           Type of providers that are credentialed and recredentialed;

7.14.3.2           Verification sources used to make credentialing decisions, including any evidence of provider sanctions; and

7.14.3.3           Prohibition against employment or contracting with providers excluded from participation in Federal health care programs under federal law and as described in Section 7.7, Excluded Providers.

7.14.4              The criteria used by the Contractor to credential and recredential providers shall include:

7.14.4.1           Evidence of a current valid license to practice;

7.14.4.2           A valid DEA or CDS certificate if applicable;

7.14.4.3           Evidence of appropriate education and training;

7.14.4.4           Board certification if applicable;

7.14.4.5           An Evaluation of work history; and

7.14.4.6           A review of any liability claims resulting in settlements or judgments paid on or on behalf of the provider.

7.14.5              The Contractor’s process for making credentialing determinations, to include a signed, dated attestation statement from the provider that addresses:

7.14.5.1           The lack of present illegal drug use;

7.14.5.2           A history of loss of license and felony convictions;

7.14.5.3           A history of loss or limitation of privileges or disciplinary activity;

7.14.5.4           Current malpractice coverage; and

7.14.5.5           Accuracy and completeness of the application.

7.14.6              The Contractor’s process for delegation of credentialing or recredentialing.

7.14.7              The Contractor’s provider selection policies and procedures that are consistent with 42 CFR 438.12, and must not discriminate against particular providers that serve high-risk populations or specialize in conditions that require costly treatment, and any other methods for assuring nondiscrimination.

7.14.8              The Contractor’s process for communicating findings to the provider that differ from the provider’s submitted materials, including:

7.14.8.1           Communication of the provider’s right to review materials;

7.14.8.2           Correct incorrect or erroneous information;

7.14.8.3           Be informed of their credentialing status; and

7.14.8.4           The ability to appeal an adverse determination by the Contractor.

7.14.9              The Contractor’s process for notifying providers within sixty (60) days of the credentialing committee’s decision.

7.14.10            The Contractor a process to ensure confidentiality.

7.14.11            The Contractor’s process to ensure listings in provider directories for enrollees are consistent with credentialing file content, including education, training, certification and specialty designation.

7.14.12            The Contractor’s process for recredentialing providers at minimum every thirty-six (36) months through information verified from primary sources, unless otherwise indicated.

7.14.13            The Contractor’s process to ensure that offices of all primary care providers, obstetricians/gynecologists and high volume providers meet office site standards established by the Contractor.

7.14.14            A system for monitoring sanctions or limitations on licensure, complaints and quality issues or information from identified adverse events and provides evidence of action, as appropriate based on defined methods or criteria.

8.         ENROLLEE RIGHTS AND PROTECTIONS:

8.1           General Requirements: The Contractor shall have written policies and procedures regarding all enrollee rights (42 CFR 438.100(a)(1)).

8.1.1                The Contractor shall comply with any applicable Federal and State laws that pertain to enrollee rights and ensure that its staff and affiliated providers take those rights into account when furnishing services to enrollees (42 CFR 438.100(a)(2)).

8.1.2                The Contractor shall guarantee each enrollee the following rights (42 CFR 438.100(b)(2)):

8.1.2.1             To be treated with respect and with consideration for their dignity and privacy.

8.1.2.2             To receive information on available treatment options and alternatives, presented in a manner appropriate to the enrollee’s ability to understand.

8.1.2.3             To participate in decisions regarding their health care, including the right to refuse treatment.

8.1.2.4             To be free from any form of restraint or seclusion used as a means of coercion, discipline, convenience, or retaliation.

8.1.2.5             To request and receive a copy of their medical records, and to request that they be amended or corrected, as specified in 45 CFR 164.

8.1.2.6             Each enrollee must be free to exercise their rights, and exercise of those rights must not adversely affect the way the Contractor or its subcontractors treat the enrollee (42 CFR 438.100(c)).

8.2           Cultural Considerations: The Contractor shall participate in and cooperate with DSHS’ efforts to promote the delivery of services in a culturally competent manner to all enrollees, including those with limited English proficiency and diverse cultural and ethnic backgrounds (42 CFR 438.206(c)(2)).

8.3           Advance Directives:

8.3.1                The Contractor shall maintain written policies and procedures for advance directives that meet the requirements of WAC 388-501-0125, 42 CFR 438.6, 42 CFR 438.10, 42 CFR 422.128, and 42 CFR 489 Subpart I. The Contractor’s advance directive policies and procedure shall be disseminated to all affected providers, enrollees, DSHS, and, upon request, potential enrollees.

8.3.2                The Contractor’s written policies respecting the implementation of advance directive rights shall include a clear and precise statement of limitation if the Contractor cannot implement an advance directive as a matter of conscience. At a minimum, this statement must do the following:

8.3.3                Clarify any differences between Contractor conscientious objections and those that may be raised by individual physicians.

8.3.4                Identify the state legal authority permitting such objection.

8.3.5                Describe the range of medical conditions or procedures affected by the conscience objection.

8.3.6                If an enrollee is incapacitated at the time of initial enrollment and is unable to receive information (due to the incapacitating condition or a mental disorder) or articulate whether or not he or she has executed an advance directive, the Contractor may give advance directive information to the enrollee’s family or surrogate in the same manner that it issues other materials about policies and procedures to the family of the incapacitated enrollee or to a surrogate or other concerned persons in accord with State law. The Contractor is not relieved of its obligation to provide this information to the enrollee once he or she is no longer incapacitated or unable to receive such information. Follow-up procedures must be in place to ensure that the information is given to the individual directly at the appropriate time.

8.3.7                The Contractor’s policies and procedures must require, and the Contractor must ensure, that the enrollee’s medical record documents, in a prominent part, whether or not the individual has executed an advance directive.

8.3.8                The Contractor shall not condition the provision of care or otherwise discriminate against an enrollee based on whether or not the enrollee has executed an advance directive.

8.3.9                The Contractor shall ensure compliance with requirements of State and Federal law (whether statutory or recognized by the courts of the State) regarding advance directives.

8.3.10              The Contractor shall provide for education of staff concerning its policies and procedures on advance directives.

8.3.11              The Contractor shall provide for community education regarding advance directives that may include material required herein, either directly or in concert with other providers or entities. Separate community education materials may be developed and used, at the discretion of the Contractor.

The same written materials are not required for all settings, but the material should define what constitutes an advance directive, emphasizing that an advance directive is designed to enhance an incapacitated individual’s control over medical treatment, and describe applicable State and Federal law concerning advance directives. The Contractor shall document its community education efforts.

8.3.12              The Contractor is not required to provide care that conflicts with an advance directive; and is not required to implement an advance directive if, as a matter of conscience, the Contractor cannot implement an advance directive and State law allows the Contractor or any subcontractor providing services under this Contract to conscientiously object.

8.3.13              The Contractor shall inform enrollees that they may file a grievance with the Contractor if the enrollee is dissatisfied with the Contractor’s advance directive policy and procedure or the Contractor’s administration of those policies and procedures. The Contractor shall also inform enrollees that they may file a grievance with DSHS if they believe the Contractor is non-compliant with advance directive requirements.

8.4           Enrollee Choice of PCP:

8.4.1                The Contractor must implement procedures to ensure each enrollee has a source of primary care appropriate to their needs.

8.4.2                The Contractor shall allow, to the extent possible and appropriate, each new enrollee to choose a participating PCP.

8.4.3                In the case of newborns, the parent shall choose the newborn’s PCP.

8.4.4                If the enrollee does not make a choice at the time of enrollment, the Contractor shall assign the enrollee to a PCP or clinic, within reasonable proximity to the enrollee’s home, no later than fifteen (15) working days after coverage begins.

8.4.5                The Contractor shall allow an enrollee to change PCP or clinic at anytime with the change becoming effective no later than the beginning of the month following the enrollees request for the change (WAC 388-538-060 and WAC 284-43-251(1)).

8.5           Direct Access for Enrollees with Special Health Care Needs: The Contractor shall allow children with special health care needs who utilize a specialist frequently to retain the specialist as a PCP, or alternatively, be allowed direct access to specialists for needed care. The Contractor shall also allow enrollees with special health care needs as defined in WAC 388-538-050 to retain a specialist as a PCP or be allowed direct access to a specialist if the assessment required under the provisions of this Contract demonstrates a need for a course of treatment or regular monitoring by such specialist (42 CFR 438.208 and 438.6(m)).

8.6           Prohibition on Enrollee Charges for Covered Services: Under no circumstances shall the Contractor, or any providers used to deliver services covered under the terms of this Contract, charge enrollees for covered services (SSA 1932(b)(6), SSA 1128B(d)(1)) and WAC 388-502-0160).

8.7           Provider/Enrollee Communication: The Contractor may not prohibit, or otherwise restrict, a health care professional acting within their lawful scope of practice, from advising or advocating on behalf of an enrollee who is his or her patient, for the following (42 CFR 438.102(a)(1)):

8.7.1                The enrollee’s health status, medical care, or treatment options, including any alternative treatment that may be self-administered.

8.7.2                Any information the enrollee needs in order to decide among all relevant treatment options.

8.7.3                The risks, benefits, and consequences of treatment or non-treatment.

8.7.4                The enrollee’s right to participate in decisions regarding his or her health care, including the right to refuse treatment, and to express preferences about future treatment decisions.

8.8           Enrollee Self-Determination: The Contractor shall ensure that all providers: obtain informed consent prior to treatment from enrollees, or persons authorized to consent on behalf of an enrollee as described in RCW 7.70.065; comply with the provisions of the Natural Death Act (RCW 70.122) and state and federal Medicaid rules concerning advance directives (WAC 388-501-0125 and 42 CFR 438.6(m)); and, when appropriate, inform enrollees of their right to make anatomical gifts (RCW 68.50.540).

9.         UTILIZATION MANAGEMENT PROGRAM AND AUTHORIZATION OF SERVICES

9.1           Utilization Management Program:

9.1.1                The Contractor shall have and maintain a Utilization Management Program (UMP) for the services it furnishes its enrollees.

9.1.2                The Contractor shall define its UMP structure and assign responsibility to appropriate individuals.

9.1.3                Upon request by HCA or DSHS the Contractor shall provide the requesting party with a written description of the UMP that includes identification of designated physician and behavioral health practitioner’s and evidence of the physician and behavioral health practitioner’s involvement in program development and implementation The UMP program description shall include:

9.1.3.1              A written description of all UM-related committee(s);

9.1.3.2              Descriptions of committee responsibilities;

9.1.3.3              Contractor staff and practicing provider committee participant title(s);

9.1.3.4              Meeting frequency;

9.1.3.5              Maintenance of meeting minutes reflecting decisions made by each committee, as appropriate.

9.1.4                UMP behavioral health and non-behavioral health policies and procedures at minimum, shall include the following content:

9.1.4.1              Documentation of use and periodic review of written clinical decision-making criteria based on clinical evidence, including policies and procedures for appropriate application of the criteria.

9.1.4.2              Mechanisms for providers and enrollees on how they can obtain the UM decision-making criteria upon request, including UM action or denial determination letter template language reflecting same.

9.1.4.3              Mechanisms for assessment of inter-rater reliability of all clinical professionals and as appropriate, non-clinical staff responsible for UM decisions.

9.1.4.4              Written job descriptions with qualification for providers who review denials of care based on medical necessity that requires education, training or professional experience in medical or clinical practice and current non-restricted license.

9.1.4.5              Mechanisms to verify that claimed services were actually provided.

9.1.4.6              Mechanisms to detect both underutilization and over utilization of services and produce a yearly report which identifies and reports findings on utilization measures and includes completed or planned interventions to address under or over-utilization patterns of care.

9.1.4.6.1              Specify the type of personnel responsible for each level of UM decision-making.

9.1.4.6.2              A physician or behavioral health practitioner or pharmacist as appropriate reviews any behavioral health denial of care based on medical necessity.

9.1.4.6.3              Use of board certified consultants to assist in making medical necessity determinations.

9.1.4.6.4              Appeals of adverse determinations evaluated by health care providers who were not involved in the initial decision and who have appropriate expertise in the field of medicine that encompasses the covered person’s condition or disease (PBOR, WAC 284-43-620(4)).

9.1.4.7              Documentation of timelines for appeals in accord with Sections 10.3.9.1 and 10.3.9.2.

9.1.5                Annually evaluate and update the UM program.

9.1.6                The Contractor shall not structure compensation to individuals or entities that conduct utilization management activities so as to provide incentives for the individual or entity to deny, limit, or discontinue medically necessary services to any enrollee.

9.1.7                The Contractor shall not penalize or threaten a provider or facility with a reduction in future payment or termination of participating provider or participating facility status because the provider or facility disputes the Contractor’s determination with respect to coverage or payment for health care service (PBOR, WAC 284-43-210(6)).

9.2           Authorization of Services: The Contractor shall have in place policies and procedures for the authorization of services that comply with 42 CFR 438.210, WAC 388-538 and the provisions of this Contract and require subcontractors with delegated authority for authorization to comply with such policies and procedures.

9.2.1                The Contractor shall have in effect mechanisms to ensure consistent application of review criteria for authorization decisions.

9.2.2                The Contractor shall consult with the requesting provider when appropriate.

9.2.3                The Contractor shall require that any decision to deny a service authorization request or to authorize a service in an amount, duration, or scope that is less than requested, be made by a health care professional who has appropriate clinical expertise in treating the enrollee’s condition or disease.

9.2.4                The Contractor shall notify the requesting provider, and give the enrollee written notice of any decision by the Contractor to deny a service authorization request, or to authorize a service in an amount, duration, or scope that is less than requested. The notice shall meet the following requirements, except that the notice to the provider need not be in writing (42 CFR 438.404):

9.2.4.1              The notice to the enrollee shall be in writing and shall meet the requirements of Section 3.2, Information Requirements for Enrollees and Potential Enrollees, of this Contract to ensure ease of understanding.

9.2.4.2              The notice shall explain the following:

9.2.4.2.1              The action the Contractor has taken or intends to take.

9.2.4.2.2              The reasons for the action, in easily understood language.

9.2.4.2.3              The enrollee’s right to file an appeal.

9.2.4.2.4              The procedures for exercising the enrollee’s rights.

9.2.4.2.5              The circumstances under which expedited resolution is available and how to request it.

9.2.4.2.6              The enrollee’s right to have benefits continue pending resolution of the appeal, how to request that benefits be continued, and the circumstances under which the enrollee may be required to pay for these services.

9.2.5                The Contractor shall provide for the following timeframes for authorization decisions and notices:

9.2.5.1              For denial of payment that may result in payment liability for the enrollee, at the time of any action affecting the claim.

9.2.5.2              For termination, suspension, or reduction of previously authorized services, ten (10) calendar days prior to such termination, suspension, or reduction, except if the criteria stated in 42 CFR 431.213 and 431.214 are met. The notice shall be mailed within this ten (10) calendar day period by a method that certifies receipt and assures delivery within three (3) calendar days.

9.2.5.2.1              For standard authorization, determinations are to be made within two (2) business days of the receipt of necessary information, but may not exceed fourteen (14) calendar days following receipt of the request for services.

9.2.5.2.2              Beyond the fourteen (14) calendar day period, a possible extension of up to fourteen (14) additional calendar days (equal to a total of twenty-eight (28) calendar days) is allowed under the following circumstances (42 CFR 438.210):

9.2.5.2.2.1                  The enrollee, or the provider, requests extension; or

9.2.5.2.2.2                  The Contractor justifies and documents a need for additional information and how the extension is in the enrollee’s interest.

9.2.5.2.2.3                  If the Contractor extends that timeframe, it shall:

9.2.5.2.2.3.1                    Give the enrollee written notice of the reason for the decision to extend the timeframe and inform the enrollee of the right to file a grievance if he or she disagrees with that decision; and

9.2.5.2.2.3.2                    Issue and carry out its determination as expeditiously as the enrollee’s health condition requires and no later than the date the extension expires.

9.2.5.2.3              For standard authorization decisions, notification of the decision shall be made to the attending physician, ordering provider, facility and enrollee within two (2) calendar days (PBOR, WAC 284-43-410).

9.2.5.3              For cases in which a provider indicates, or the Contractor determines, that following the timeframe for standard authorization decisions could seriously jeopardize the enrollee’s life or health or ability to attain, maintain, or regain maximum function, the Contractor shall make an expedited authorization decision and provide notice as expeditiously as the enrollee’s health condition requires and no later than three (3) working days after receipt of the request for service. The Contractor may extend the three (3) working days by up to fourteen (14) calendar days under the following circumstances:

9.2.5.3.1                  The enrollee requests the extension; or

9.2.5.3.2                  The Contractor justifies and documents a need for additional information and how the extension is in the enrollee’s interest.

10.       GRIEVANCE SYSTEM

10.1         General Requirements: The Contractor shall have a grievance system which complies with the requirements of 42 CFR 438 Subpart F and WACs 388-538 and 284-43, insofar as it is not in conflict with 42 CFR 438 Subpart F. The grievance system shall include a grievance process, an appeal process, and access to the hearing process. NOTE: Provider claim disputes initiated by the provider are not subject to this Section.

10.1.1              The Contractor shall have policies and procedures addressing the grievance system, which comply with the requirements of this Contract. DSHS must approve, in writing, all grievance system policies and procedures and related notices to enrollees regarding the grievance system. DSHS must also approve in writing any changes to policies and procedures.

10.1.2              The Contractor shall give enrollees any assistance necessary in completing forms and other procedural steps for grievances and appeals (WAC 284-43-615(2)(e)).

10.1.3              The Contractor shall acknowledge receipt of each grievance, either orally or in writing, and appeal, in writing, within five (5) working days.

10.1.4              The Contractor shall ensure that decision makers on grievances and appeals were not involved in previous levels of review or decision-making.

10.1.5              Decisions regarding grievances and appeals shall be made by health care professionals with clinical expertise in treating the enrollee’s condition or disease if any of the following apply:

10.1.5.1            If the enrollee is appealing an action concerning medical necessity.

10.1.5.2            If an enrollee grievance concerns a denial of expedited resolution of an appeal.

10.1.5.3            If the grievance or appeal involves any clinical issues.

10.2         Grievance Process: The following requirements are specific to the grievance process:

10.2.1              Only an enrollee may file a grievance with the Contractor; a provider may not file a grievance on behalf of an enrollee.

10.2.2              The Contractor shall accept grievances forwarded by HCA or DSHS.

10.2.3              The Contractor shall cooperate with any representative authorized in writing by the covered enrollee (WAC 284-43-615).

10.2.4              The Contractor shall consider all information submitted by the covered person or representative (WAC 284-43-615).

10.2.5              The Contractor shall investigate and resolve all grievances (WAC 284-43-615).

10.2.6              The Contractor shall complete the disposition of a grievance and notice to the affected parties as expeditiously as the enrollees health condition requires, but no later than ninety (90) calendar days from receipt of the grievance.

10.2.7              The Contractor may notify enrollees of the disposition of grievances. The notification may be made orally or in writing for grievances not involving clinical issues. Notices of disposition for clinical issues must be in writing.

10.2.8              Enrollees do not have the right to a hearing in regard to the disposition of a grievance.

10.3         Appeal Process: The following requirements are specific to the appeal process:

10.3.1              An enrollee, or a provider acting on behalf of the enrollee and with the enrollee’s written consent, may appeal a Contractor action.

10.3.2              If HCA receives a request to appeal an action of the Contractor, HCA will cooperate with DSHS to forward relevant information to the Contractor and the Contractor will contact the enrollee.

10.3.3              For appeals of standard service authorization decisions, an enrollee must file an appeal, either orally or in writing, within ninety (90) calendar days of the date on the Contractor’s notice of action. This also applies to an enrollee’s request for an expedited appeal.

10.3.4              For appeals for termination, suspension, or reduction of previously authorized services when the enrollee requests continuation of such services, an enrollee must file an appeal within ten (10) calendar days of the date of the Contractor’s mailing of the notice of action. If the enrollee is notified in a timely manner and the enrollee’s request for continuation of services is not timely, the Contractor is not obligated to continue services and the timeframes for appeals of standard resolution apply (42 CFR 438.408).

10.3.5              Oral inquiries seeking to appeal an action shall be treated as appeals and be confirmed in writing, unless the enrollee or provider requests an expedited resolution.

10.3.6              The appeal process shall provide the enrollee a reasonable opportunity to present evidence, and allegations of fact or law, in person as well as in writing. The Contractor shall inform the enrollee of the limited time available for this in the case of expedited resolution.

10.3.7              The appeal process shall provide the enrollee and the enrollee’s representative opportunity, before and during the appeals process, to examine the enrollee’s case file, including medical records, and any other documents and records considered during the appeal process.

10.3.8              The appeal process shall include as parties to the appeal, the enrollee and the enrollee’s representative, or the legal representative of the deceased enrollee’s estate.

10.3.9              The Contractor shall resolve each appeal and provide notice, as expeditiously as the enrollee’s health condition requires, within the following timeframes:

10.3.9.1            For standard resolution of appeals and for appeals for termination, suspension, or reduction of previously authorized services a decision must be made within fourteen (14) days after receipt of the appeal, unless the Contractor notifies the enrollee that an extension is necessary to complete the appeal; however, the extension cannot delay the decision beyond thirty (30) days of the request for appeal, without the informed written consent of the enrollee. In all circumstances the appeal determination must not be extended beyond forty-five (45) calendar days from the day the Contractor receives the appeal request.

10.3.9.2            For expedited resolution of appeals, including notice to the affected parties, no longer than three (3) calendar days after the Contractor receives the appeal. This timeframe may not be extended.

10.3.10            The notice of the resolution of the appeal shall:

10.3.10.1            Be in writing. For notice of an expedited resolution, the Contractor shall also make reasonable efforts to provide oral notice.

10.3.10.2            Include the reasons for the determination in easily understood language and the date completed.

10.3.10.3            A written statement of the clinical rationale for the decision, including how the requesting provider or enrollee may obtain the Utilization Management clinical review or decision-making criteria.

10.3.10.4            For appeals not resolved wholly in favor of the enrollee:

10.3.10.4.1              Include information on the enrollee’s right to request a hearing and how to do so.

10.3.10.4.2              Include information on the enrollee’s right to receive services while the hearing is pending and how to make the request.

10.3.10.4.3              Inform the enrollee that the enrollee may be held liable for the amount the Contractor pays for services received while the hearing is pending, if the hearing decision upholds the Contractor’s action.

10.4         Expedited Appeal Process:

10.4.1              The Contractor shall establish and maintain an expedited appeal review process for appeals when the Contractor determines, for a request from the enrollee, or the provider indicates, in making the request on the enrollee’s behalf or supporting the enrollee’s request, that taking the time for a standard resolution could seriously jeopardize the enrollee’s life or health or ability to attain, maintain, or regain maximum function.

10.4.2              The Contractor shall make a decision on the enrollee’s request for expedited appeal and provide notice, as expeditiously as the enrollee’s health condition requires, within three (3) calendar days after the Contractor receives the appeal. The Contractor shall also make reasonable efforts to provide oral notice.

10.4.3              The Contractor shall ensure that punitive action is not taken against a provider who requests an expedited resolution or supports an enrollee’s appeal.

10.4.4              If the Contractor denies a request for expedited resolution of an appeal, it shall transfer the appeal to the timeframe for standard resolution and make reasonable efforts to give the enrollee prompt oral notice of the denial, and follow up within two (2) calendar days with a written notice.

10.4.5              The enrollee has a right to file a grievance regarding the Contractors denial of a request for expedited resolution. The Contractor must inform the enrollee of their right to file a grievance in the notice of denial.

10.5         Hearings:

10.5.1              A provider may not request a hearing on behalf of an enrollee.

10.5.2              If an enrollee does not agree with the Contractor’s resolution of the appeal, the enrollee may file a request for a hearing within the following time frames (see WAC 388-538-112 for the hearing process for enrollees):

10.5.2.1            For hearings regarding a standard service, within ninety (90) calendar days of the date on the Contractor’s mailing of the notice of the resolution of the appeal.

10.5.2.2            For hearings regarding termination, suspension, or reduction of a previously authorized service, if the enrollee requests continuation of services, within ten (10) calendar days of the date on the Contractor’s mailing of the notice of the resolution of the appeal. If the enrollee is notified in a timely manner and the enrollee’s request for continuation of services is not timely, the Contractor is not obligated to continue services and the timeframes for a hearing regarding a standard service apply.

10.5.3              If the enrollee requests a hearing, the Contractor shall provide to DSHS upon request and within three (3) working days, all Contractor-held documentation related to the appeal, including but not limited to, any transcript(s), records, or written decision(s) from participating providers or delegated entities.

10.5.4              The Contractor is an independent party and is responsible for its own representation in any hearing, independent review, Board of Appeals and subsequent judicial proceedings.

10.5.5              The Contractor’s medical director or designee shall review all cases where a hearing is requested and any related appeals, when medical necessity is an issue.

10.5.6              The enrollee must exhaust all levels of resolution and appeal within the Contractor’s grievance system prior to filing a request for a hearing with DSHS.

10.5.7              DSHS will notify the Contractor of hearing determinations. The Contractor will be bound by the hearing determination, whether or not the hearing determination upholds the Contractor’s decision. Implementation of such a hearing decision shall not be the basis for disenrollment of the enrollee by the Contractor.

10.5.8              If the hearing decision is not within the purview of this Contract, then DSHS will be responsible for the implementation of the hearing decision.

10.6         Independent Review: After exhausting both the Contractor’s appeal process and the hearing process an enrollee has a right to independent review in accord with RCW 48.43.535 and WAC 284-43-630.

10.7         Board of Appeals: An enrollee who is aggrieved by the final decision of an independent review may appeal the decision to the DSHS Board of Appeals in accord with WAC ###-##-#### through ###-##-####. Notice of this right will be included in the written determination from the Contractor or Independent Review Organization.

10.8         Continuation of Services:

10.8.1              The Contractor shall continue the enrollee’s services if all of the following apply:

10.8.1.1            An appeal, hearing or independent review is requested on or before the later of the following:

10.8.1.1.1                Within ten (10) calendar days of the Contractor mailing the notice of action, which for actions involving services previously authorized, shall be delivered by a method that certifies receipt and assures delivery within three (3) calendar days.

10.8.1.1.2                The intended effective date of the Contractor’s proposed action.

10.8.1.2            The appeal involves the termination, suspension, or reduction of a previously authorized course of treatment.

10.8.1.3            The services were ordered by an authorized provider.

10.8.1.4            The original period covered by the original authorization has not expired.

10.8.1.5            The enrollee requests an extension of services.

10.8.2              If, at the enrollee’s request, the Contractor continues or reinstates the enrollee’s services while the appeal, hearing, independent review or DSHS Board of Appeals is pending, the services shall be continued until one of the following occurs:

10.8.2.1            The enrollee withdraws the appeal, hearing or independent review request.

10.8.2.2            Ten (10) calendar days pass after the Contractor mails the notice of the resolution of the appeal and the enrollee has not requested a hearing (with continuation of services until the hearing decision is reached) within the ten (10) calendar days.

10.8.2.3            Ten (10) calendar days pass after DSHS mails the notice of resolution of the hearing and the enrollee has not requested an independent review (with continuation of services until the independent review decision is reached) within the ten (10) calendar days.

10.8.2.4            Ten (10) calendar days pass after the Contractor mails the notice of the resolution of the independent review and the enrollees has not requested a DSHS Board of Appeals (with continuation of services until the DSHS Board of Appeals decision is reached) within ten (10) calendar days.

10.8.2.5            The time period or service limits of a previously authorized service has been met.

10.8.3              If the final resolution of the appeal upholds the Contractor’s action, the Contractor may recover from the enrollee the amount paid for the services provided to the enrollee while the appeal was pending, to the extent that they were provided solely because of the requirement for continuation of services.

10.9         Effect of Reversed Resolutions of Appeals and Hearings:

10.9.1              If the Contractor, DSHS Office of Administrative Hearings (OAH), independent review organization (IRO) or DSHS Board of Appeals reverses a decision to deny, limit, or delay services that were not provided while the appeal was pending, the Contractor shall authorize or provide the disputed services promptly, and as expeditiously as the enrollee’s health condition requires.

10.9.2              If the Contractor, OAH, IRO or DSHS Board of Appeals reverses a decision to deny authorization of services, and the enrollee received the disputed services while the appeal was pending, the Contractor shall pay for those services.

10.10         Actions, Grievances, Appeals and Independent Reviews: The Contractor shall maintain records of all actions, grievances, appeals and independent reviews of adverse appeal decisions by an independent review organization.

10.10.1            The records shall include actions, grievances and appeals handled by delegated entities.

10.10.2            The Contractor shall provide a report of complete actions, grievances, appeals and independent reviews to DSHS biannually for the prior six months.

10.10.2.1              The report for the six months ending March 31 is due no later than June 1.

10.10.2.2              The report for the six months ending September 30 is due no later than November 1.

10.10.3            The Contractor is responsible for maintenance of records for and reporting of any grievance, actions and appeals handled by delegated entities.

10.10.4            Delegated actions, grievances and appeals are to be integrated into the Contractor’s report.

10.10.5            Data shall be reported in the DSHS and Contractor agreed upon format.

10.10.6            The report medium shall be specified by DSHS.

10.10.7            Reporting of actions shall include all denials or limited authorization of a requested service, including the type or level of service, and the reduction, suspension, or termination of a previously authorized service but will not include denials of payment to providers unless the enrollee may be liable for payment.

10.10.8            The Contractor shall provide information to HCA or DSHS regarding denial of payment to providers upon request.

10.10.9            Reporting of grievances shall include all expressions of enrollee dissatisfaction not related to an action.

10.10.10          The records shall include, at a minimum:

10.10.10.1               Plan Name

10.10.10.2               Name of the delegated entity, if any

10.10.10.3               Quarter of occurrence

10.10.10.4               Name of Program: BH

10.10.10.5               Enrollee Identifier - Patient Identification Code (PIC)

10.10.10.5.1                Enrollee Last Name

10.10.10.5.2                Enrollee First Name

10.10.10.5.3                Enrollee Middle Initial

10.10.10.5.4                Enrollee Birthday

10.10.10.6               Provider Last Name

10.10.10.7               Provider First Name

10.10.10.8               Provider Middle Initial

10.10.10.9               Provider Category (Optional)

10.10.10.10             Provider Category Code (Optional)

10.10.10.11             Type/Level:

10.10.10.11.1                   Type 1 Grievance

10.10.10.11.2                   Type 3 Action

10.10.10.11.3                   Type 4 Appeal - First Level

10.10.10.11.4                   Type 5 Appeal - Second Level

10.10.10.11.5                   Type 6 IRO

10.10.10.12             Expedited: Yes or No

10.10.10.13             Grievance, Appeal or Requested Service Denied Category

10.10.10.14             Grievance or Requested Service Denied Category Code

10.10.10.15             Grievance or Action Reason Type

10.10.10.16             Grievance or Action Reason Type Code

10.10.10.17             Resolution of Grievance, Appeal or IRO

10.10.10.18             Date Received

10.10.10.19             Date of Resolution

10.10.10.20             Resolution Code

10.10.10.21             Date written notification of Action or Grievance, Appeal or IRO outcome sent to enrollee and provider

11.       BENEFITS

11.1         Scope of Services:

11.1.1              The Contractor is responsible for covering medically necessary services relating to:

11.1.1.1                   The prevention, diagnosis, and treatment of health impairments.

11.1.1.2                   The achievement of age-appropriate growth and development.

11.1.1.3                   The attainment, maintenance, or regaining of functional capacity.

11.1.2              If a specific procedure or element of a covered service is covered by DSHS under its fee-for-service program, as described in DSHS’ billing instructions (see Attachment A for website link), the Contractor shall cover the service subject to the specific exclusions and limitations as described in this Contract.

11.1.3              Except as otherwise specifically provided in this Contract, the Contractor shall provide covered services in the amount, duration and scope described in the Medicaid State Plan.

11.1.4              The amount and duration of covered services that are medically necessary depends on the enrollee’s condition.

11.1.5              The Contractor shall not arbitrarily deny or reduce the amount, duration or scope of required services solely because of the enrollee’s diagnosis, type of illness or condition.

11.1.6              Except as specifically provided in Section 9.2, Authorization of Services, the requirements of this Section shall not be construed to prevent the Contractor from establishing utilization control measures as it deems necessary to assure that services are appropriately utilized, provided that utilization control measures do not deny medically necessary covered services to enrollees. The Contractor’s utilization control measures are not required to be the same as those in the Medicaid fee-for-service program.

11.1.7              For specific covered services, the requirements of this Section shall also not be construed as requiring the Contractor to cover the specific items covered by DSHS under its fee-for-service program, but shall rather be construed to require the Contractor to cover the same scope of services.

11.1.8              Nothing in this Contract shall be construed to require or prevent the Contractor from covering services outside of the scope of services covered under this Contract.

11.1.9              The Contractor may limit coverage of services to participating providers except as specifically provided in Section 5, Access; Section 11, Benefits, for emergency services; as necessary to provide medically necessary services as described in Section 11.1.11 Outside the Service Areas; and as necessary to coordinate benefits under the requirements of Section 11.15.1, Coordination of Benefits, when an enrollee has other medical coverage.

11.1.10            Within the Service Areas: Within the Contractor’s service areas, as defined in Section 2.1, Service Areas, the Contractor shall cover enrollees for all medically necessary services included in the scope of services covered by this Contract.

11.1.11            Outside the Service Areas: For the enrollees still enrolled with the Contractor who are temporarily outside of the service areas or who have moved to a service area not served by the Contractor, the Contractor shall cover the following services:

11.1.11.1                 Emergency and post-stabilization services.

11.1.11.2                 Urgent care services associated with the presentation of medical signs that require immediate attention, but are not life threatening. The Contractor may require pre-authorization for urgent care services as long as the wait times specified in Section 5.6, Appointment Standards, are not exceeded.

11.1.11.3                 Services that are neither emergent nor urgent, but are medically necessary and cannot reasonably wait until enrollee’s return to the service area. The Contractor is not required to cover non-symptomatic (i.e., preventive care) out of the service area. The Contractor may require pre-authorization for such services as long as the wait times specified in Section 5.6, Appointment Standards, are not exceeded.

11.1.11.4                 The Contractor’s obligation for services outside the service area is limited to ninety (90) calendar days beginning with the first of the month following the month in which the enrollee leaves the service area or changes residence.

11.1.11.5                 The Contractor is not responsible for coverage of any services when an enrollee is outside the United States of America and its territories and possessions.

11.2         Medical Necessity Determination: The Contractor shall determine which services are medically necessary, according to utilization management requirements and the definition of Medically Necessary Services in this Contract. The Contractor’s determination of medical necessity in specific instances shall be final except as specifically provided in this Contract regarding appeals, hearings and independent review.

11.3         Enrollee Self-Referral:

11.3.1              Enrollees have the right to self-refer for certain services to local health departments and family planning clinics paid through separate arrangements with the State of Washington.

11.3.2              The Contractor is not responsible for the coverage of the services provided through such separate arrangements.

11.3.3              The enrollees also may choose to receive such services from the Contractor. The Contractor shall assure that enrollees are informed, whenever appropriate, of all options in such a way as not to prejudice or direct the enrollee’s choice of where to receive the services. If the Contractor in any manner deprives enrollees of their free choice to receive services through the Contractor, the Contractor shall pay the local health department or family planning facility for services provided to enrollees up to the limits described herein.

11.3.4              If the Contractor subcontracts with local health departments or family planning clinics as participating providers or refers enrollees to them to receive services, the Contractor shall pay the local health department or family planning facility for services provided to enrollees up to the limits described herein.

11.3.5              The services to which an enrollee may self-refer are:

11.3.5.1                   Family planning services and sexually-transmitted disease screening and treatment services provided at family planning facilities, such as Planned Parenthood.

11.3.5.2                   Immunizations, sexually-transmitted disease screening and follow-up, immunodeficiency virus (HIV) screening, tuberculosis screening and follow-up, and family planning services through the local health department.

11.4         Women’s Health Care Services: The Contractor must provide female enrollees with direct access to a women’s health specialist within the Contractors network for covered care necessary to provide women’s routine and preventive health care services in accord with the provisions of WAC 284-43-250 and 42 CFR 438.206(b)(2).

11.5         Maternity Newborn Length of Stay: The Contractor shall ensure that hospital delivery maternity care is provided in accord with RCW 48.43.115.

11.6         Continuity of Care: The Contract shall ensure the Continuity of Care, as defined herein, for enrollees in an active course of treatment for a chronic or acute medical condition. The Contractor shall ensure that medically necessary care for enrollees is not interrupted (42 CFR 438.208).

11.6.1              For changes in the Contractor’s provider network or service areas, the Contractor shall comply with the provisions of Sections 2.1.3.3 and 5.13.2.

11.6.2              If possible and reasonable, the Contractor shall preserve enrollee provider relationships through transitions.

11.6.3              Where preservation of provider relationships is not possible and reasonable, the Contractor shall provide transition to a provider who will provide equivalent, uninterrupted care as expeditiously as the enrollee’s medical condition requires.

11.6.4              The Contractor shall allow new enrollees with the Contractor to fill prescriptions written prior to enrollment until the first of the following occurs:

11.6.4.1                   The thirtieth (30th) calendar day after enrollment with the Contractor.

11.6.4.2                   The enrollee’s prescription expires.

11.6.4.3                   A participating provider examines the enrollee to evaluate the continued need for the prescription. If the enrollee refuses an evaluation by a participating provider the Contractor may refuse to fill the prescription.

11.7         Coordination of Care: The Contractor shall ensure that health care services are coordinated for enrollees as follows (42 CFR 438.208):

11.7.1              The Contractor shall ensure that PCPs are responsible for the provision, coordination, and supervision of health care to meet the needs of each enrollee, including initiation and coordination of referrals for medically necessary specialty care.

11.7.2              The Contractor shall also provide or shall ensure PCPs provide ongoing coordination of community-based services required by enrollees, including but not limited to:

11.7.2.1                   First Steps Maternity Services and Maternity Case Management;

11.7.2.2                   Transportation services;

11.7.2.3                   Regional Support Networks for mental health services;

11.7.2.4                   Developmental Disability services, including the Infant Toddler Early Intervention Program (ITEIP);

11.7.2.5                   Health Department services, including Title V services for children with special health care needs;

11.7.2.6                   Home and Community Services for older and physically disabled individuals; and

11.7.2.7                   Alcohol and Substance Abuse services.

11.7.3              The Contractor shall provide support services to assist PCPs in providing coordination if it is not provided directly by the Contractor.

11.7.4              The Contractor shall ensure that enrollee health information is shared between providers in a manner that facilitates coordination of care while protecting confidentiality and enrollee rights.

11.7.5              The Contractor shall identify or shall ensure that providers identify enrollees with special health care needs as defined in WAC 388-538-050. The Contractor’s obligation for identification of enrollees with special health care needs is limited to identification in the course of any contact or health care visit initiated by the enrollee and any information available to the Contractor regarding an enrollee’s special health care needs.

11.7.6              The Contractor shall ensure that PCPs, in consultation with other appropriate health care professionals, assess and develop individualized treatment plans for children with special health care needs and enrollees with special health care needs as defined herein, which ensure integration of clinical and non-clinical disciplines and services in the overall plan of care.

11.7.6.1                   Documentation regarding the assessment and treatment plan shall be in the enrollee’s case file, including enrollee participation in the development of the treatment plan.

11.7.6.2                   If the Contractor requires approval of the treatment plan, approval must be provided in a timely manner appropriate to the enrollee’s health condition.

11.7.7              The Contractor must implement procedure to share with other MCOs and RSNs serving the enrollee the results of its identification and assessment of any children with special health care needs and enrollee with special health care needs so that those activities are not duplicated while protecting confidentiality and enrollee rights (42 CFR 438.208 (b)(3)).

11.8         Second Opinions:

11.8.1              The Contractor must authorize a second opinion regarding the enrollee’s health care from a qualified health care professional within the Contractor’s network, or authorize for the enrollee to obtain a second opinion outside the Contractor’s network, if the Contractor’s network is unable to provide for a qualified health care professional, at no cost to the enrollee.

11.8.2              This Section shall not be construed to require the Contractor to cover unlimited second opinions, nor to require the Contractor to cover any services other than the professional services of the second opinion provider (42 CFR 438.206(b)(3)).

11.9         Sterilizations and Hysterectomies: The Contractor shall assure that all sterilizations and hysterectomies performed under this Contract are in compliance with 42 CFR 441 Subpart F, and that the DSHS Sterilization Consent Form (DSHS 13-364(x)) or its equivalent is used.

11.10       Experimental and Investigational Services:

11.10.1            If the Contractor excludes or limits benefits for any services for one or more medical conditions or illnesses because such services are deemed to be experimental or investigational, the Contractor shall develop and follow policies and procedures for such exclusions and limitations. The policies and procedures shall identify the persons responsible for such decisions. The policies and procedures and any criteria for making decisions shall be made available to HCA or DSHS upon request (WACs 284-44-043, 284-46-507 and 284-96-015).

11.10.2            In making the determination, whether a service is experimental and investigational and, therefore, not a covered service, the Contractor shall consider the following:

11.10.2.1                 Evidence in peer-reviewed, medical literature, as defined herein, and pre-clinical and clinical data reported to the National Institute of Health and/or the National Cancer Institute, concerning the probability of the service maintaining or significantly improving the enrollee’s length or quality of life, or ability to function, and whether the benefits of the service or treatment are outweighed by the risks of death or serious complications.

11.10.2.2                 Whether evidence indicates the service or treatment is likely to be as beneficial as existing conventional treatment alternatives.

11.10.2.3                 Any relevant, specific aspects of the condition.

11.10.2.4                 Whether the service or treatment is generally used for the condition in the State of Washington.

11.10.2.5                 Whether the service or treatment is under continuing scientific testing and research.

11.10.2.6                 Whether the service or treatment shows a demonstrable benefit for the condition.

11.10.2.7                 Whether the service or treatment is safe and efficacious.

11.10.2.8                 Whether the service or treatment will result in greater benefits for the condition than another generally available service.

11.10.2.9                 If approval is required by a regulating agency, such as the Food and Drug Administration, whether such approval has been given before the date of service.

11.10.3            Criteria to determine whether a service is experimental or investigational shall be no more stringent for Medicaid enrollees than that applied to any other members.

11.10.4            A service or treatment that is not experimental for one enrollee with a particular medical condition cannot be determined to be experimental for another enrollee with the same medical condition and similar health status.

11.10.5            A service or treatment may not be determined to be experimental and investigational solely because it is under clinical investigation when there is sufficient evidence in peer-reviewed medical literature to draw conclusions, and the evidence indicates the service or treatment will probably be of significant benefit to enrollees.

11.10.6            An adverse determination made by the Contractor shall be subject to appeal through the Contractor’s appeal process, including independent review, through the hearing process and independent review.

11.11       Enrollee Hospitalized at Enrollment:

11.11.1            If an enrollee is enrolled in BH on the day the enrollee was admitted to an acute care hospital, then the plan the enrollee is enrolled with on the date of admission shall be responsible for payment of all inpatient facility and professional services provided from the date of admission until the date the enrollee is no longer confined to an acute care hospital.

11.11.2            Except as provided in Section 11.11.4, for newborns born while their mother is hospitalized, the party responsible for the payment for the mother’s hospitalization shall be responsible for payment of all inpatient facility and professional services provided to the newborn from the date of admission until the date the newborn is no longer confined to an acute care hospital.

11.11.3            For newborns who are disenrolled retroactive to the date of birth and whose premiums are recouped as provided herein, DSHS shall be responsible for payment of all inpatient facility and professional services provided to and associated with the newborn. The provisions of 11.11.1 or 11.11.2 shall apply for services provided to and associated with the mother.

11.11.4            If DSHS is responsible for payment of all inpatient facility and professional services provided to a mother, DSHS shall not pay the Contractor a Delivery Case Rate under the provisions of Section 4.2.

11.12       Enrollee Hospitalized at Disenrollment: If an enrollee is in an acute care hospital at the time of disenrollment and the enrollee was enrolled with the Contractor on the date of admission, the Contractor shall be responsible for payment of all covered inpatient facility and professional services from the date of admission to the date the enrollee is no longer confined to an acute care hospital.

11.13       General Description of Covered Services: This Section is a general description of services covered under this Contract and is not intended to be exhaustive.

11.13.1            Medical services provided to enrollees who have a diagnosis of alcohol and/or chemical dependency or mental health diagnosis are covered when those services are otherwise covered services.

11.13.2            Inpatient Services: Provided by acute care hospitals (licensed under RCW 70.41), or nursing facilities (licensed under RCW 18.51) when nursing facility services are not covered by DSHS’ Aging and Disability Services Administration and the Contractor determines that nursing facility care is more appropriate than acute hospital care. Inpatient physical rehabilitation services are included.

11.13.3            Outpatient Hospital Services: Provided by acute care hospitals (licensed under RCW 70.41).

11.13.4            Emergency Services and Post-stabilization Services:

11.13.4.1                 Emergency Services: Emergency services are defined herein.

11.13.4.1.1              The Contractor will provide all inpatient and outpatient emergency services in accord with the requirements of 42 CFR 438.114.

11.13.4.1.2              The Contractor shall cover all emergency services provided by a licensed provider, acting with in their scope of practice, without regard to whether the provider is a participating or non-participating provider (42 CFR 438.11 (c)(1)(i)).

11.13.4.1.3              Emergency services shall be provided without requiring prior authorization.

11.13.4.1.4              What constitutes an emergency medical condition may not be limited on the basis of lists of diagnoses or symptoms (42 CFR 438.114 (d)(i)).

11.13.4.1.5              The Contractor shall cover treatment obtained under the following circumstances:

11.13.4.1.5.1               An enrollee had an emergency medical condition, including cases in which the absence of immediate medical attention would not have had the outcomes specified in the definition of an emergency medical condition.

11.13.4.1.5.2               A participating provider or other Contractor representative instructs the enrollee to seek emergency services.

11.13.4.1.6              If there is a disagreement between a hospital and the Contractor concerning whether the patient is stable enough for discharge or transfer, or whether the medical benefits of an unstabilized transfer outweigh the risks, the judgment of the attending physician(s) actually caring for the enrollee at the treating facility prevails and is binding on the Contractor.

11.13.4.2                 Post-stabilization Services: Post-stabilization services are defined herein.

11.13.4.2.1              The Contractor will provide all inpatient and outpatient post-stabilization services in accord with the requirements of 42 CFR 438.114 and 42 CFR 422.113(c).

11.13.4.2.2              The Contractor shall cover all post-stabilization services provided by a licensed provider, acting with in their scope of practice, without regard to whether the provider is a participating or non-participating provider.

11.13.4.2.3              The Contractor shall cover post-stabilization services under the following circumstances:

11.13.4.2.3.1               The services are pre-approved by a participating provider or other Contractor representative.

11.13.4.2.3.2               The services are not pre-approved by a participating provider or other Contractor representative, but are administered to maintain the enrollee’s stabilized condition within 1 hour of a request to the Contractor for pre-approval of further post-stabilization care services.

11.13.4.2.3.3               The services are not pre-approved by a participating provider or other Contractor representative, but are administered to maintain, improve, or resolve the enrollee’s stabilized condition and:

11.13.4.2.3.3.1                The Contractor does not respond to a request for pre-approval within thirty (30) minutes (RCW 48.43.093(d));

11.13.4.2.3.3.2                The Contractor cannot be contacted; or

11.13.4.2.3.3.3                The Contractor representative and the treating physician cannot reach an agreement concerning the enrollee’s care and a Contractor physician is not available for consultation. In this situation, the Contractor shall give the treating physician the opportunity to consult with a Contractor physician and the treating physician may continue with care of the enrollee until a Contractor physician is reached or one of the criteria in Section 11.13.4.2.4 is met.

11.13.4.2.4              The Contractor’s responsibility for post-stabilization services it has not pre-approved ends when:

11.13.4.2.4.1               A participating provider with privileges at the treating hospital assumes responsibility for the enrollee’s care;

11.13.4.2.4.2               A participating provider assumes responsibility for the enrollee’s care through transfer;

11.13.4.2.4.3               A Contractor representative and the treating physician reach an agreement concerning the enrollee’s care; or

11.13.4.2.4.4               The enrollee is discharged.

11.13.5            Ambulatory Surgery Center: Services provided at ambulatory surgery centers.

11.13.6            Provider Services: Services provided in an inpatient or outpatient (e.g., office, clinic, emergency room or home) setting by licensed professionals including, but not limited to, physicians, physician assistants, advanced registered nurse practitioners, midwives, podiatrists, audiologists, registered nurses, and certified dietitians. Provider Services include, but are not limited to:

11.13.6.1                 Medical examinations, including wellness exams for adults and EPSDT for children

11.13.6.2                 Immunizations

11.13.6.3                 Maternity care

11.13.6.4                 Family planning services provided or referred by a participating provider or practitioner

11.13.6.5                 Performing and/or reading diagnostic tests

11.13.6.6                 Private duty nursing

11.13.6.7                 Surgical services

11.13.6.8                 Services to correct defects from birth, illness, or trauma, or for mastectomy reconstruction

11.13.6.9                 Anesthesia

11.13.6.10               Administering pharmaceutical products

11.13.6.11               Fitting prosthetic and orthotic devices

11.13.6.12               Rehabilitation services

11.13.6.13               Enrollee health education

11.13.6.14               Nutritional counseling for specific conditions such as diabetes, high blood pressure, and anemia

11.13.7            Tissue and Organ Transplants: Heart, kidney, liver, bone marrow, lung, heart-lung, pancreas, kidney-pancreas, cornea, and peripheral blood stem cell.

11.13.8            Laboratory, Radiology, and Other Medical Imaging Services: Screening and diagnostic services and radiation therapy.

11.13.9            Vision Care: Eye examinations for visual acuity and refraction once every twenty-four (24) months for adults and once every twelve (12) months for children under age twenty-one (21). These limitations do not apply to additional services needed for medical conditions. The Contractor may restrict non-emergent care to participating providers.  Enrollees may self-refer to participating providers for these services.

11.13.10          Outpatient Mental Health:

11.13.10.1               Psychiatric and psychological testing, evaluation and diagnosis:

11.13.10.1.1                Once every twelve (12) months for adults twenty-one (21) and over.

11.13.10.1.2                Unlimited for children under age twenty-one (21) when identified in an EPSDT visit.

11.13.10.2               Unlimited medication management:

11.13.10.2.1                Provided by the PCP or by PCP referral.

11.13.10.2.2                Provided in conjunction with mental health treatment covered by the Contractor.

11.13.10.3               Twelve hours per calendar year for treatment for enrollees who do not meet the RSNs access standards for receiving treatment.

11.13.10.4               Transition to the RSN, as appropriate to the enrollee’s condition to assure continuity of care.

11.13.10.5               The Contractor may subcontract with RSNs to provide the outpatient mental health services that are the responsibility of the Contractor.  Such contracts shall not be written or construed in a manner that provides less than the services otherwise described in this Section as the Contractor’s responsibility for outpatient mental health services.

11.13.10.6               The DSHS Mental Health Division (MHD) and the Division of Program Support (DPS) shall each appoint a Mental Health Care Coordinator (MHCC).  The MHCCs shall be empowered to decide all Contractor and RSN issues regarding outpatient mental health coverage that cannot be otherwise resolved between the Contractor and the RSN.  The MHCCs will also undertake training and technical assistance activities that further coordination of care between DPS, MHD, Healthy Options contractors, and RSNs.  The Contractor shall cooperate with the activities of the MHCCs.

11.13.11          Neurodevelopmental Services, Occupational Therapy, Speech Therapy, and Physical Therapy:  Services for the restoration or maintenance of a function affected by an enrollee’s illness, disability, condition or injury, or for the amelioration of the effects of a developmental disability when provided by a facility that is not a DSHS recognized neurodevelopmental center.

The Contractor may refer children to a DSHS recognized neurodevelopmental center for the services as long as appointment wait time standards and access to care standards of this Contract are met (see Attachment A for website link).

11.13.12          Pharmaceutical Products:  Prescription drug products according to a DSHS approved formulary, which includes both legend and over-the-counter (OTC) products.  The Contractor’s formulary shall include all therapeutic classes in DSHS’ fee-for-service drug file and a sufficient variety of drugs in each therapeutic class to meet enrollees’ medically necessary health care needs.  The Contractor shall provide participating pharmacies and participating providers with its formulary and information about how to request non-formulary drugs.  The Contractor shall have policies and procedures for the administration of the pharmacy benefit including formulary exceptions.  The Contractor shall approve or deny all requests for non-formulary drugs by the business day following the day of request.  Covered drug products shall include:

11.13.12.1               Oral, enteral and parenteral nutritional supplements and supplies, including prescribed infant formulas;

11.13.12.2               All Food and Drug Administration (FDA) approved contraceptive drugs, devices, and supplies; including but not limited to Depo-Provera, Norplant, and OTC products;

11.13.12.3               Antigens and allergens; and

11.13.12.4               Therapeutic vitamins and iron prescribed for prenatal and postnatal care.

11.13.13          Home Health Services:  Home health services through state-licensed agencies.

11.13.14          Durable Medical Equipment (DME) and Supplies:  Including, but not limited to:  DME; surgical appliances; orthopedic appliances and braces; prosthetic and orthotic devices; breast pumps; incontinence supplies for enrollees over three (3) years of age; and medical supplies.  Incontinence supplies shall not include non-disposable diapers unless the enrollee agrees.

11.13.15          Oxygen and Respiratory Services:  Oxygen, and respiratory therapy equipment and supplies.

11.13.16          Hospice Services:  When the enrollee elects hospice care. Includes facility services.

11.13.17          Blood, Blood Components and Human Blood Products:  Administration of whole blood and blood components as well as human blood products.  In areas where there is a charge for blood and/or blood products, the Contractor shall cover the cost of the blood or blood products.

11.13.18          Treatment for Renal Failure:  Hemodialysis, or other appropriate procedures to treat renal failure, including equipment needed in the course of treatment.

11.13.19          Ambulance Transportation:  The Contractor shall cover ground and air ambulance transportation for emergency medical conditions, as defined herein, including, but not limited to, Basic and Advanced Life Support Services, and other required transportation costs, such as tolls and fares.  In addition, the Contractor shall cover ambulance services under two circumstances for non-emergencies:

11.13.19.1               When it is necessary to transport an enrollee between facilities to receive a covered services; and,

11.13.19.2               When it is necessary to transport an enrollee, who must be carried on a stretcher, or who may require medical attention en route (RCW 18.73.180) to receive a covered service.

11.13.20          Smoking Cessation Services:  For pregnant women through sixty (60) calendar days post pregnancy.

11.13.21          Newborn Screenings:  The Contractor shall cover all newborn screenings required by the Department of Health as of November 1, 2005.  A list of the required newborn screenings can be viewed at the Department of Health website (see Attachment A for website link).

11.13.22          EPSDT:

11.13.22.1               The Contractor shall meet all requirements under the DSHS EPSDT program policy and billing instructions (see Attachment A for website link).

11.13.22.2               The following services are cover when referred as a result of an EPSDT exam.

11.13.22.2.1                Chiropractic services;

11.13.22.2.2                Nutritional counseling; and

11.13.22.2.3                Unlimited psychiatric and psychological testing evaluation and diagnosis.

11.14       Exclusions:  The following services and supplies are excluded from coverage under this agreement.  Unless otherwise required by this agreement, ancillary services resulting from excluded services are also excluded.  Complications resulting from an excluded service are also excluded for a period of one hundred and eighty (180) calendar days following the occurrence of the excluded service not counting the date of service, except for complication resulting from surgery for weight loss or reduction, which are excluded for a period of three hundred and sixty-five (365) calendar days following the occurrence of the excluded service not counting the date of service.  Thereafter, complications resulting from an excluded service are a covered service when they would otherwise be a covered service under the provisions of this Contract.

11.14.1            Services Covered By DSHS Fee-For-Service Or Through Other Contracts:

11.14.1.1                 School Medical Services for Special Students as described in the DSHS billing instructions for School Medical Services.

11.14.1.2                 Eyeglass Frames, Lenses, and Fabrication Services covered under DSHS’ selective contract for these services, and associated fitting and dispensing services.

11.14.1.3                 Voluntary Termination of Pregnancy.

11.14.1.4                 Transportation Services other than Ambulance:  including but not limited to Taxi, cabulance, voluntary transportation, public transportation and common carriers.

11.14.1.5                 Dental Care, Prostheses, Orthodontics and Oral Surgery, including physical exams required prior to hospital admissions for oral surgery and anesthesia for dental care.

11.14.1.6                 Hearing Aid Devices, including fitting, follow-up care and repair.

11.14.1.7                 First Steps Maternity Case Management and Maternity Support Services.

11.14.1.8                 Sterilizations for enrollees under age 21, or those that do not meet other federal requirements (42 CFR 441 Subpart F) (see Attachment A for website link).

11.14.1.9                 Health care services provided by a neurodevelopmental center recognized by DSHS.

11.14.1.10               Services provided by a health department or family planning clinic when a client self-refers for care.

11.14.1.11               Inpatient psychiatric professional services.

11.14.1.12               Emergency mental health services.

11.14.1.13               Pharmaceutical products prescribed by any provider related to services provided under a separate Contract with DSHS.

11.14.1.14               Laboratory services required for medication management of drugs prescribed by community mental health providers whose services are purchased by the Mental Health Division.

11.14.1.15               Protease Inhibitors.

11.14.1.16               Services ordered as a result of an EPSDT exam that are not otherwise covered services.

11.14.1.17               Surgical procedures for weight loss or reduction, when approved by DSHS in accord with WAC 388-531-0200.  The Contractor has no obligation to cover surgical procedures for weight loss or reduction.

11.14.1.18               Prenatal Diagnosis Genetic Counseling provided to enrollees to allow enrollees and their PCPs to make informed decisions regarding current genetic practices and testing.  Genetic services beyond Prenatal Diagnosis Genetic Counseling are covered only for pregnant women as maternity care when medically necessary, see Section 11.13.6.3.

11.14.1.19               Gender dysphoria surgery and related procedures, treatment, prosthetics, or supplies when approved by DSHS in accord with WAC 388-531.

11.14.2            Services Covered By Other Divisions In The Department Of Social And Health Services:

11.14.2.1                 Substance abuse treatment services covered through the Division of Alcohol and Substance Abuse (DASA).

11.14.2.2                 Community-based services (e.g., COPES and Personal Care Services) covered through the Aging and Disability Services Administration.

11.14.2.3                 Nursing facilities covered through the Aging and Disability Services Administration.

11.14.2.4                 Mental health services separately purchased for all Medicaid clients by the Mental Health Division, including 24-hour crisis intervention, outpatient mental health treatment services, Club House, respite care, Supported Employment and inpatient psychiatric services.

11.14.2.5                 Health care services covered through the Division of Developmental Disabilities for institutionalized clients.

11.14.2.6                 Infant formula for oral feeding provided by the Women, Infants and Children (WIC) program in the Department of Health.  Medically necessary nutritional supplements for infants are covered under the pharmacy benefit.

11.14.3            Services Not Covered by Either DSHS or the Contractor:

11.14.3.1                 Medical examinations for Social Security Disability.

11.14.3.2                 Services for which plastic surgery or other services are indicated primarily for cosmetic reasons.

11.14.3.3                 Physical examinations required for obtaining continuing employment, insurance or governmental licensing.

11.14.3.4                 Sports physicals

11.14.3.5                 Experimental and Investigational Treatment or Services, determined in accord with Section 11.10, Experimental and Investigational Services, and services associated with experimental or investigational treatment or services.

11.14.3.6                 Reversal of voluntary induced sterilization.

11.14.3.7                 Personal Comfort Items, including but not limited to guest trays, television and telephone charges.

11.14.3.8                 Biofeedback Therapy

11.14.3.9                 Massage Therapy

11.14.3.10               Acupuncture

11.14.3.11               TMJ for Adults

11.14.3.12               Diagnosis and treatment of infertility, impotence, and sexual dysfunction.

11.14.3.13               Orthoptic (eye training) care for eye conditions

11.14.3.14               Naturopathy

11.14.3.15               Tissue or organ transplants that are not specifically listed as covered.

11.14.3.16               Immunizations required for international travel purposes only.

11.14.3.17               Court-ordered services

11.14.3.18               Any service provided to an incarcerated enrollee, beginning when a law enforcement officer takes the enrollee into legal custody and ending when the enrollee is no longer in legal custody.

11.14.3.19               Pharmaceutical products prescribed by any provider related to non- covered services.

11.14.3.20               Any service, product, or supply paid for by DSHS under its fee-for-service program only on an exception to policy basis.

11.14.3.21               Any other service, product, or supply not covered by DSHS under its fee-for-service program.

11.15       Coordination of Benefits and Subrogation of Rights of Third Party Liability:

11.15.1            Coordination of Benefits:

11.15.1.1                 Until such time as DSHS shall terminate the enrollment of an enrollee who has comparable coverage as described in Section 2.9.3, the services and benefits available under this Contract shall be secondary to any other medical coverage.

11.15.1.2                 Nothing in this Section negates any of the Contractor’s responsibilities under this Contract including, but not limited to, the requirement of Section 8.6, Prohibition on Enrollee Charges for Covered Services.  The Contractor shall:

11.15.1.2.1                  Not refuse or reduce services provided under this Contract solely due to the existence of similar benefits provided under any other health care contracts (RCW 48.21.200), except in accord with applicable coordination of benefits rules in WAC 284-51.

11.15.1.2.2                  Attempt to recover any third-party resources available to enrollees (42 CFR 433 Subpart D) and shall make all records pertaining to coordination of benefits collections for enrollees available for audit and review.

11.15.1.2.3                  Pay claims for prenatal care and preventive pediatric care and then seek reimbursement from third parties (42 CFR 433.139(b)(3)).

11.15.1.2.4                  Pay claims for covered services when probable third party liability has not been established or the third party benefits are not available to pay a claim at the time it is filed (42 CFR 433.139(c)).

11.15.1.2.5                  Communicate the requirements of this Section to subcontractors that provide services under the terms of this Contract, and assure compliance with them.

11.15.2            Subrogation Rights of Third-Party Liability:

11.15.2.1                 Injured person means an enrollee covered by this Contract who sustains bodily injury.

11.15.2.2                 Contractor’s medical expense means the expense incurred by the Contractor for the care or treatment of the injury sustained computed in accord with the Contractor’s fee-for-service schedule.

11.15.2.3                 If an enrollee requires medical services from the Contractor as a result of an alleged act or omission by a third-party giving rise to a claim of legal liability against the third-party, the Contractor shall have the right to obtain recovery of its cost of providing benefits to the injured person from the third-party.

11.15.2.4                 HCA and DSHS specifically assign to the Contractor the HCA’s and DSHS’ rights to such third party payments for medical care provided to an enrollee on behalf of HCA and DSHS, which the enrollee assigned to DSHS as provided in WAC 388-505-0540.

11.15.2.5                 DSHS also assigns to the Contractor its statutory lien under RCW 43.20B.060.  The Contractor shall be subrogated to the DSHS’ rights and remedies under RCW 74.09.180 and RCW 43.20B.040 through RCW 43.20B.070 with respect to medical benefits provided to enrollees on behalf of DSHS under RCW 74.09.

11.15.2.6                 The Contractor may obtain a signed agreement from the enrollee in which the enrollee agrees to fully cooperate in effecting collection from persons causing the injury.  The agreement may provide that if an injured party settles a claim without protecting the Contractor’s interest, the injured party shall be liable to the Contractor for the full cost of medical services provided by the Contractor.

11.15.2.7                 The Contractor shall notify DSHS of the name, address, and other identifying information of any enrollee and the enrollee’s attorney who settles a claim without protecting the Contractor’s interest in contravention of RCW 43.20B.050.

12.       GENERAL TERMS AND CONDITIONS

12.1         Amendment:  This Contract, or any term or condition, may be modified or extended by a written amendment signed by both parties.  Only personnel authorized to bind each of the parties may sign an amendment.

12.2         Assignment of this Contract:  The Contractor shall not assign this Contract, including the rights, benefits and duties hereunder, without obtaining the express written consent of HCA.  HCA shall not recognize any assignment made without such prior written consent.  In the event that consent is given and this Contract is assigned, all terms and conditions of this Contract shall be binding upon the Contractor’s successors and assignees.

12.3         Access to Facilities and Records:  The Contractor and its subcontractors shall cooperate with audits performed by duly authorized representatives of HCA, DSHS, the State of Washington, the federal Department of Health and Human Services, auditors from the federal Government Accountability Office, federal Office of the Inspector General and federal Office of Management and Budget.  With reasonable notice, generally thirty (30) calendar days, the Contractor and its subcontractors shall provide access to its facilities and the records pertinent to this Contract to monitor and evaluate performance under this Contract, including, but not limited to, the quality, cost, use, health and safety and timeliness of services, and assessment of the Contractor’s capacity to bear the potential financial losses.  The Contractor and its subcontractors shall provide immediate access to facilities and records pertinent to this Contract for Medicaid fraud investigators (42 CFR 438.6).

12.4         Compliance with All Applicable Laws and Regulations:  In the provision of services under this Contract, the Contractor and its subcontractors shall comply with all applicable federal, state and local laws and regulations, and all amendments thereto, that are in effect when the Contract is signed or that come into effect during the term of this Contract (42 CFR 438.100(d)).  This includes, but is not limited to:

12.4.1              Title XIX and Title XXI of the Social Security Act;

12.4.2              Title VI of the Civil Rights Act of 1964;

12.4.3              Title IX of the Education Amendments of 1972, regarding any education programs and activities;

12.4.4              The Age Discrimination Act of 1975;

12.4.5              The Rehabilitation Act of 1973;

12.4.6              All federal and state professional and facility licensing and accreditation requirements/standards that apply to services performed under the terms of this Contract, including but not limited to:

12.4.6.1               All applicable standards, orders, or requirements issued under Section 306 of the Clean Water Act (33 US 1368), Executive Order 11738, and Environmental Protection Agency (EPA) regulations (40 CFR Part 15), which prohibit the use of facilities included on the EPA List of Violating Facilities.  Any violations shall be reported to DSHS, DHHS, and the EPA.

12.4.6.2               Any applicable mandatory standards and policies relating to energy efficiency that are contained in the State Energy Conservation Plan,

issued in compliance with the Federal Energy Policy and Conservation Act.

12.4.6.3               Those specified for laboratory services in the Clinical Laboratory Improvement Amendments (CLIA).

12.4.6.4               Those specified in Title 18 RCW for professional licensing.

12.4.6.5               Industrial Insurance – Title 51 RCW.

12.4.6.6               Reporting of abuse as required by RCW 26.44.030.

12.4.6.7               Federal Drug and Alcohol Confidentiality Laws in 42 CFR Part 2.

12.4.6.8               EEO Provisions.

12.4.6.9               Copeland Anti-Kickback Act.

12.4.6.10             Davis-Bacon Act.

12.4.6.11             Byrd Anti-Lobbying Amendment.

12.4.6.12             All federal and state nondiscrimination laws and regulations.

12.4.6.13             Americans with Disabilities Act:  The Contractor shall make reasonable accommodation for enrollees with disabilities, in accord with the Americans with Disabilities Act, for all covered services and shall assure physical and communication barriers shall not inhibit enrollees with disabilities from obtaining covered services.

12.4.6.14             Any other requirements associated with the receipt of federal funds.

12.5         Complete Contract:  This Contract incorporates exhibits to this Contract and the DSHS billing instructions applicable to the Contractor.  All terms and conditions of this Contract are stated in this Contract and its incorporations.  No other agreements, oral or written, are binding.

12.6         Confidentiality:  The Contractor may use Personal Information and other information gained by reason of this Contract only for the purpose of this Contract.  The Contractor shall not disclose, transfer or sell any such information to any party, including but not limited to medical records, except as provided by law or, in the case of Personal Information, with the prior written consent of the person to whom the Personal Information pertains or their legal guardian.  The Contractor shall maintain and protect the confidentiality of all Personal Information and other information gained by reason of this Contract.  Upon written request by DSHS and HCA, the Contractor shall either return or destroy and certify destruction of all Personal Information.

12.6.1              The Contractor, HCA and DSHS agree to share Personal Information regarding enrollees in a manner that complies with applicable state and federal law protecting confidentiality of such information (including but not limited to the Health Insurance Portability and Accountability Act (HIPAA) of 1996, codified at 42 USC 1320(d) et.seq. and 45 CFR parts 160, 162, and 164., the HIPAA regulations, 42 CFR 431 Subpart F, RCW 5.60.060(4), and RCW 70.02). The Contractor and the Contractor’s subcontractors shall fully cooperate with HCA and DSHS efforts to implement HIPAA requirements.

12.6.2              The Contractor shall have policies and procedures in place to address the protection and destruction of retained enrollee Personal Information data shared by HCA and DSHS with the Contractor.

12.6.2.1               The Contractor’s policies and procedures related to the protection and destruction of retained enrollee Personal Information data shall include the following:

12.6.2.1.1                    Written policies, procedures, and standards of conduct that articulates the Contractor’s compliance with applicable state and federal law protecting confidentiality of such information (including but not limited to the Health Insurance Portability and Accountability Act (HIPAA) of 1996, codified at 42 USC 1320(d) et.seq. and 45 CFR parts 160, 162, and 164., the HIPAA regulations, 42 CFR 431 Subpart F, RCW 5.60.060(4), and RCW 70.02).

12.6.2.1.2                    Identification of who will have access to and the extent of security measures implemented to protect retained enrollee Personal Information data.

12.6.2.1.3                    Identification of the methods the Contractor will use to destroy retained enrollee Personal Information data shared by HCA and DSHS with the Contractor.

12.6.2.1.4                    Provision for internal and external monitoring and auditing of compliance with the Contractors policies and procedures to protect retained enrollee Personal Information data.

12.6.2.1.5                    Provision for prompt response to detected security offenses and for the development of corrective action related to the protection and destruction of retained enrollee Personal Information data.

12.6.2.2               The policies and procedures to protect retained enrollee Personal Information data will be submitted to DSHS for approval, according to Section 12.26, Notices, by January 31st each year of this Contract.  DSHS shall respond with approval or denial with required modifications within thirty (30) calendar days of receipt.  The

Contractor shall have thirty (30) calendar days to resubmit the policies and procedures.  If the policies and procedures to protect retained enrollee Personal Information data have been approved by DSHS for the previous year and they are unchanged, the Contractor shall not be required to resubmit them but instead shall certify in writing to DSHS that they are unchanged, in accord with Section 12.26, Notices.

12.6.3              Retained enrollee Personal Information data will be maintained throughout the life cycle of the data, to include any record retention cycle, as described in Section 12.30.2, or archival period, in a manner that will retain its confidential nature regardless of the age or media format of the data.

12.7         Contractor Certification Regarding Ethics:  The Contractor certifies that the Contractor is now, and shall remain, in compliance with Chapter 42.52 RCW, Ethics in Public Services, throughout the term of this Contract.

12.8         Covenant Against Contingent Fees:  The Contractor certifies that no person or agency has been employed or retained on a contingent fee for the purpose of seeking or obtaining this Contract.  This does not apply to legitimate employees or an established commercial or selling agency maintained by the Contractor for the purpose of securing business.  In the event of breach of this clause by the Contractor, HCA may, at its discretion:  a) annul the Contract without any liability; or b) deduct from the Contract price or consideration or otherwise recover the full amount of any such contingent fee.

12.9         Data Certification Requirements:  Any information and/or data required by this Contract and submitted to DSHS after April 1, 2005 shall be certified by the Contractor as follows (42 CFR 438.600 through 42 CFR 438.606):

12.9.1              Source of certification:  The information and/or data shall be certified by one of the following:

12.9.1.1               The Contractor’s Chief Executive Officer.

12.9.1.2               The Contractor’s Chief Financial Officer.

12.9.1.3               An individual who has delegated authority to sign for, and who reports directly to, the Contractor’s Chief Executive Officer or Chief Financial Officer.

12.9.2              Content of certification:  The Contractor’s certification shall attest, based on best knowledge, information, and belief, to the accuracy, completeness and truthfulness of the information and/or data.

12.9.3              Timing of certification:  The Contractor shall submit the certification concurrently with the certified information and/or data.

12.9.4              Data that must be certified include documents specified by DSHS.

12.10         Disputes:  When a dispute arises over an issue that pertains in any way to this Contract, the parties agree to the following process to address the dispute:

12.10.1            The Contractor, HCA and DSHS shall attempt to resolve the dispute through informal means between the Contractor, the HCA contract manager, and the Office Chief of the DSHS, Division of Program Support, Office of Managed Care.

12.10.2            If the Contractor is not satisfied with the outcome of the informal resolution , the Contractor may submit the disputed issue, in writing, for review, within ten (10) working days of the outcome, to:

Barney Speight, Deputy Administrator

Health Care Authority

P.O. Box 427000

Olympia, WA 98504-2700

and

MaryAnne Lindeblad, Director (or her successor)

Department of Social and Health Services

Division of Program Support

P.O. Box 45530

Olympia, WA 98504-5530

The Deputy Administrator and Director may request additional information from the HCA contract manager, DSHS Office Chief and/or the Contractor.  The Deputy Administrator and Director shall issue a written review decision to the Contractor within thirty (30) calendar days of receipt of all information relevant to the issue.  The review decision will be provided to the Contractor according to Section 12.26, Notices.

12.10.3            When the Contractor disagrees with the review decision of the Deputy Administrator and Director, the Contractor may request independent mediation of the dispute.  The request for mediation must be submitted to the Deputy Administrator and Director, in writing, within ten (10) working days of the contractor’s receipt of the Deputy Administrator’s and Director’s review decision.  The Contractor, HCA and DSHS shall mutually agree on the selection of the independent mediator and shall bear all costs associated with mediation equally.  The results of mediation shall not be binding on either party.

12.10.4            All parties agree to make their best efforts to resolve disputes arising from this Contract and agree that the dispute resolution process described herein shall precede any court action.  This dispute resolution process is the sole administrative remedy available under this Contract.

12.11       HCA and DSHS Not Guarantor:  The Contractor acknowledges and certifies that neither HCA or DSHS nor the State of Washington are guarantors of any obligations or debts of the Contractor.

12.12       Exclusions and Debarment:

12.12.1            The Contractor certifies that the Contractor has not been debarred, suspended or otherwise excluded by any federal agency.  The Contractor certifies that it does not knowingly have a director, officer, partner, or person with a beneficial ownership of more than five percent (5%) of the Contractor’s equity, or have an employee, consultant or subcontractor who is significant or material to the provision of services under this Contract, who has been, or is affiliated with someone who has been debarred, suspended, or otherwise excluded by any federal agency (SSA 1932(d)(1)). A list of debarred, suspended or otherwise excluded parties is available on the following Internet website: www.arnet.gov/epls.

12.12.2            By entering into this Contract, the Contractor certifies that it does not knowingly have anyone who is an excluded person, or is affiliated with an excluded person, as a director, officer, partner, employee, contractor, or person with a beneficial ownership of more than five percent (5%) of its equity.

12.12.3            The Contractor is not required to consult the excluded parties list, but may instead rely on certification from directors, officers, partners, employees, contractors, or persons with beneficial ownership of more than five percent (5%) of the Contractor’s equity, that they are not debarred or excluded from a federal program.

12.12.4            The Contractor is required to notify HCA and DSHS, in accord with Section 12.26, Notices, when circumstances change that affect such certifications referenced in Sections 12.1.2, 12.1.2 and 12.1.3.

12.13       Five Percent Equity:  The Contractor shall provide to DSHS, according to Section 12.26, Notices, a list of persons with a beneficial ownership of more than five percent (5%) of the Contractor’s equity no later than February 28 of each year of this Contract.

12.14       Force Majeure:  If the Contractor is prevented from performing any of its obligations hereunder in whole or in part as a result of a major epidemic, act of God, war, civil disturbance, court order or any other cause beyond its control, such nonperformance shall not be a ground for termination for default.  Immediately upon the occurrence of any such event, the Contractor shall commence to use its best efforts to provide, directly or indirectly, alternative and, to the extent practicable, comparable performance.  Nothing in this Section shall be construed to prevent HCA from terminating this Contract for reasons other than for default during the period of events set forth above, or for default, if such default occurred prior to such event.

12.15       Fraud and Abuse Requirements – Policies and Procedures:

12.15.1            The Contractor shall have administrative and management arrangements or procedures, and a mandatory compliance plan, that are designed to guard against fraud and abuse (42 CFR 438.608(a)).

12.15.2            The Contractor’s arrangements or procedures shall include the following (42 CFR 438.608(b)(1)):

12.15.2.1             Written policies, procedures, and standards of conduct that articulates the Contractor’s commitment to comply with all applicable federal and state standards.

12.15.2.2             The designation of a compliance officer and a compliance committee that is accountable to senior management.

12.15.2.3             Effective training for the compliance officer and the Contractor’s employees.

12.15.2.4             Effective lines of communication between the compliance officer and the Contractor’s staff.

12.15.2.5             Enforcement of standards through well-publicized disciplinary guidelines.

12.15.2.6             Provision for internal monitoring and auditing.

12.15.2.7             Provision for prompt response to detected offenses, and for development of corrective action initiatives.

12.15.3            The Contractor shall submit a written copy of its administrative and management arrangement or procedures and mandatory compliance plan regarding fraud and abuse to DSHS for approval, according to Section 12.26, Notices, by March 31 each year of this Contract.  DSHS shall respond with approval or denial with required modifications within thirty (30) calendar days of receipt.  The Contractor shall have thirty (30) calendar days to resubmit the policies and procedures.  If the administrative and management arrangements or procedures and mandatory compliance plan regarding fraud and abuse have been approved by DSHS for the previous year and they are unchanged, the Contractor shall not be required to resubmit them but instead shall certify in writing to DSHS that they are unchanged, in accord with Section 12.26, Notices.

12.15.4            The Contractor may request a copy of the guidelines that DSHS will use in evaluating the Contractor’s written administrative and management arrangements or procedures and mandatory compliance plan regarding fraud and abuse, and may request technical assistance in preparing the written administrative and management arrangements or procedures and mandatory compliance plan regarding fraud and abuse, by contacting the DSHS, Office of Managed Care e-mail box at healthyoptions@dshs.wa.gov.

12.16       Fraud and Abuse Reporting:  The Contractor shall report in writing all verified cases of fraud and abuse, including fraud and abuse by the Contractor’s employees and subcontractors, within seven (7) calendar days to HCA and DSHS according to Section 12.26, Notices.  The report shall include the following information:

12.16.1            Subject(s) of complaint by name and either provider/subcontractor type or employee position.

12.16.2            Source of complaint by name and provider/subcontractor type or employee position, if applicable.

12.16.3            Nature of complaint.

12.16.4            Estimate of the amount of funds involved.

12.16.5            Legal and administrative disposition of case.

12.17       Governing Law and Venue:  This Contract shall be governed by the laws of the State of Washington.  In the event of any legal action brought hereunder, venue shall be proper only in Thurston County, Washington.  By execution of this Contract, the Contractor acknowledges the jurisdiction of the courts of the State of Washington regarding this matter.

12.18       Headings not Controlling:  The headings and the index used herein are for reference and convenience only, and shall not enter into the interpretation of this Contract, or describe the scope or intent of any provisions or sections thereof.

12.19       Health and Safety:  The Contractor shall perform any and all of its obligations under this Contract in a manner that does not compromise the health and safety of any HCA enrollee or DSHS client with whom the Contractor has contact.

12.20       Health Information Systems:  The Contractor shall maintain and shall require subcontractors to maintain a health information system that complies with the requirements of 42 CFR 438.242 and provides the information necessary to meet the Contractor’s obligations under this Contract.  The Contractor shall have in place mechanisms to verify the health information received from subcontractors.  The health information system must:

12.20.1            Collect, analyze, integrate, and report data.  The system must provide information on areas including but not limited to, utilization, grievance and appeals, and disenrollments for other than loss of Medicaid eligibility.

12.20.2            Ensure data received from providers is accurate and complete by:

12.20.2.1             Verifying the accuracy and timeliness of reported data;

12.20.2.2             Screening the data for completeness, logic, and consistency; and

12.20.2.3             Collecting service information on standardized formats to the extent feasible and appropriate.

12.20.3            The Contractor shall make all collected data available to HCA, DSHS and the Center for Medicare and Medicaid Services (CMS) upon request.

12.21       Independent Contractor:  The Contractor acknowledges that the Contractor is an independent Contractor, and certifies that none of its directors, officers, partners, employees, or agents are officers, employees, or agents of HCA, DSHS or the State of Washington.  Neither the Contractor nor any of its directors, officers, partners, employees, or agents shall hold themselves out as, or claim to be, an officer, employee, or agent of HCA, DSHS or the State of Washington by reason of this Contract.  Neither the Contractor nor any of its directors, officers, partners, employees, or agents shall claim any rights, privileges, or benefits that would accrue to a civil service employee under RCW 41.06.

12.21.1            Contractor shall be responsible for the payment of its internal administrative costs, including but not limited to federal, state and social security tax payments.  The Contractor shall indemnify and hold HCA and DSHS harmless from all obligations to pay or withhold federal or state taxes or contributions on behalf of the Contractor or the Contractor’s employees.

12.22       Insolvency:

12.22.1            If the Contractor becomes insolvent during the term of this Contract:

12.22.1.1             The State of Washington and enrollees shall not be in any manner liable for the debts and obligations of the Contractor;

12.22.1.2             In accord with Section 8.6, Prohibition on Enrollee Charges for Covered Services, under no circumstances shall the Contractor, or any providers used to deliver services covered under the terms of this Contract, charge enrollees for covered services.

12.22.1.3             The Contractor shall, in accord with RCW 48.44.055, or RCW 48.46.245, provide for the continuity of care for enrollees.

12.23       Insurance:  The Contractor shall at all times comply with the following insurance requirements:

12.23.1            Commercial General Liability Insurance (CGL):  The Contractor shall maintain CGL insurance, including coverage for bodily injury, property damage, and contractual liability, with the following minimum limits:  Each Occurrence - $1,000,000; General Aggregate - $2,000,000.  The policy shall include liability arising out of premises, operations, independent contractors, products-completed operations, personal injury, advertising injury, and liability assumed under an insured contract.  HCA, DSHS, the State of Washington, its elected and appointed officials, agents, and employees shall be named as additional insureds expressly for, and limited to, Contractor’s services provided under this Contract.

12.23.2            Professional Liability Insurance (PL):  The Contractor shall maintain Professional Liability Insurance, including coverage for losses caused by errors and omissions, with the following minimum limits:  Each Occurrence - $1,000,000; General Aggregate - $2,000,000.

12.23.3            Worker’s Compensation:  The Contractor shall comply with all applicable worker’s compensation, occupational disease, and occupational health and safety laws and regulations.  The State of Washington, HCA and DSHS shall not be held responsible as an employer for claims filed by the Contractor or its employees under such laws and regulations.

12.23.4            Employees and Volunteers:  Insurance required of the Contractor under the Contract shall include coverage for the acts and omissions of the Contractor’s employees and volunteers.

12.23.5            Subcontractors:  The Contractor shall ensure that all subcontractors have and maintain insurance appropriate to the services to be performed. The Contractor shall make available copies of Certificates of Insurance for subcontractors, to HCA or DSHS if requested.

12.23.6            Separation of Insureds:  All insurance Commercial General Liability policies shall contain a “separation of insureds” provision.

12.23.7            Insurers:  The Contractor shall obtain insurance from insurance companies authorized to do business within the State of Washington, with a “Best’s Reports” rating of A-, Class VII or better.  Any exception must be approved by the DSHS.  Exceptions include placement with a “Surplus Lines” insurer or an insurer with a rating lower than A-, Class VII.

12.23.8            Evidence of Coverage:  The Contractor shall submit Certificates of Insurance in accord with the Notices Section of this Contract, Section 12.26, for each coverage required under this Contract upon execution of this Contract.  Each Certificate of Insurance shall be executed by a duly authorized representative of each insurer.

12.23.9            Material Changes:  The Contractor shall give HCA and DSHS, in accord with the Notices Section of this Contract, Section 12.26, 45 days’ advance notice of cancellation or non-renewal of any insurance in the Certificate of Coverage.  If cancellation is due to non-payment of premium, the Contractor shall give HCA and DSHS ten (10) days’ advance notice of cancellation.

12.23.10          General:  By requiring insurance, the State of Washington, HCA and DSHS do not represent that the coverage and limits specified will be adequate to protect the Contractor.  Such coverage and limits shall not be construed to relieve the Contractor from liability in excess of the required coverage and limits and shall not limit the Contractor’s liability under the indemnities and reimbursements granted to the State, HCA and DSHS in this Contract.  All insurance provided in compliance with this Contract shall be primary as to any other insurance or self-insurance programs afforded to or maintained by the State.

Contractor may waive the requirements contained in Sections 12.23.1, 12.23.2, 12.23.7 and 12.23.8 if self-insured.  In the event the Contractor is self insured, the Contractor must send to HCA and DSHS by January 15, 2006, a signed written document, which certifies that the contractor is self insured, carries coverage adequate to meet the requirements of Section 12.23, will treat HCA and DSHS as additional insureds, expressly for, and limited to, the Contractor’s services provided under this Contract, and provides a point of contact for HCA and DSHS.

12.24       Mutual Indemnification and Hold Harmless:  Each party shall be responsible for, and shall indemnify and hold the other party harmless from, all claims and/or damages to persons and/or property resulting from its own all negligent acts and omissions.  The Contractor shall indemnify and hold harmless HCA and DSHS from any claims by non-participating providers related to the provision to enrollees of covered services under this Contract.  The Contractor waives its immunity under Title 51 RCW to the extent it is required to indemnify, defend, and hold harmless the State and its agencies, officials, agents, or employees

12.25       No Federal or State Endorsement:  Award of this Contract does not indicate endorsement of the Contractor by CMS, the federal or state government or any similar entity.  No federal funds have been used for lobbying purposes in connection with this Contract or managed care program.

12.26       Notices:

12.26.1            Whenever one party is required to give notice to the other under this Contract, it shall be deemed given if mailed by United States Postal Services, registered or certified mail, return receipt requested, postage prepaid and addressed as follows:

12.26.2            In the case of notice to the Contractor, notice will be sent to the Contractor Contact at the address for the Contractor on the first page of this Contract.

In the case of notice to HCA:

Anton Cooper, BH Procurement Manager (or successor)

676 Woodland Square Loop SE

P.O. Box 42710

Olympia, WA 98504-2710

In the case of notice to DSHS:

Peggy Wilson, Office Chief (or successor)

Department of Social and Health Services

Division of Program Support
Office of Managed Care

P.O. Box 45530

Olympia, WA 98504-5530

Said notice shall become effective on the date delivered as evidenced by the return receipt or the date returned to the sender for non-delivery other than for insufficient postage.  Either party may at any time change its address for notification purposes by mailing a notice in accord with this Section, stating the change and setting forth the new address, which shall be effective on the tenth (10th) day following the effective date of such notice unless a later date is specified.

12.27       Order of Precedence:  In the interpretation of this Contract and incorporated documents, the various terms and conditions shall be construed as much as possible to be complementary.  In the event that such interpretation is not possible the following order of precedence shall apply:

12.27.1            Title XIX of the federal Social Security Act of 1935, as amended, and its implementing regulations, as well as federal statutes and regulations concerning the operation of Managed Care Organizations.

12.27.2            State of Washington statues and regulations concerning the operation of the HCA programs participating in this Contract including but not limited to WAC chapter 182-25 (Washington Basic Health Plan).

12.27.3            State of Washington statues and regulations concerning the operation of the DSHS programs participating in this Contract, including but not limited to WAC chapters 388-538 (Managed Care), 388-865 (Mental Health) and 388-805 (DASA) WAC.

12.27.4            State of Washington statutes and regulations concerning the operation of Health Maintenance Organizations, Health Care Service Contractors, and Life and Disability Insurance Carriers.

12.27.5            General Terms and Conditions of this Contract.

12.27.6            Any other term and condition of this Contract and exhibits if any, as indicated on page one of this Contract.

12.27.7            DSHS solicitation documents associated with this Contract.

12.27.8            Any other material incorporated herein by reference.

12.28       Program Information:  At the Contractor’s request, DSHS shall provide the Contractor with pertinent documents including statutes, regulations, and current versions of billing instructions and other written documents which describe DSHS policies and guidelines related to service coverage and reimbursement (see Attachment A for website link).

12.29       Proprietary Rights:  HCA recognizes that nothing in this Contract shall give HCA ownership rights to the systems developed or acquired by the Contractor during the performance of this Contract.  The Contractor recognizes that nothing in this Contract shall give the Contractor ownership rights to the systems developed or acquired by HCA or DSHS during the performance of this Contract.

12.30       Records Maintenance and Retention:

12.30.1            Maintenance:  The Contractor and its subcontractors shall maintain financial, medical and other records pertinent to this Contract.  All financial records shall follow generally accepted accounting principles.  Medical records and supporting management systems shall include all pertinent information related to the medical management of each enrollee.  Other records shall be maintained as necessary to clearly reflect all actions taken by the Contractor related to this Contract.

12.30.2            Retention:  All records and reports relating to this Contract shall be retained by the Contractor and its subcontractors for a minimum of six (6) years after final payment is made under this Contract.  However, when an audit, litigation, or other action involving records is initiated prior to the end of said period, records shall be maintained for a minimum of six (6) years following resolution of such action.

12.31       Sanctions:

12.31.1            If the Contractor fails to meet one or more of its obligations under the terms of this Contract, DSHS may impose sanctions by withholding up to five percent of its scheduled payments to the Contractor rather than terminating the Contract.

HCA or DSHS may withhold payment from the end the cure period until the default is cured or any resulting dispute is resolved in the Contractor’s favor.

12.31.2            HCA or DSHS will notify the Contractor in writing of the basis and nature of any sanctions, and if, applicable, provide a reasonable deadline for curing the cause for the sanction before imposing sanctions.  The Contractor may request a dispute resolution, as described in Section 12.10, Disputes, if the Contractor disagrees with HCA’s or DSHS’ position.

12.31.3            DSHS, CMS or the Office of the Inspector General (OIG) may impose intermediate sanctions in accord with 42 CFR 438.700, 42 CFR 438.702, 42 CFR 438.704, 45 CFR 92.36(i)(1), 42 CFR 422.208 and 42 CFR 422.210, against the Contractor for:

12.31.3.1             Failing to provide medically necessary services that the Contractor is required to provide, under law or under this Contract, to an enrollee covered under this Contract.

12.31.3.2             Imposing on enrollees premiums or charges that are in excess of the premiums or charges permitted under law or under this Contract.

12.31.3.3             Acting to discriminate against enrollees on the basis of their health status or need for health care services.  This includes termination of enrollment or refusal to reenroll an enrollee, except as permitted under law or under this Contract, or any practice that would reasonably be expected to discourage enrollment by enrollees whose medical condition or history indicates probable need for substantial future medical services.

12.31.3.4             Misrepresenting or falsifying information that it furnishes to CMS, DSHS, an enrollee, potential enrollee or any of its subcontractors.

12.31.3.5             Failing to comply with the requirements for physician incentive plans.

12.31.3.6             Distributing directly or indirectly through any agent or independent contractor, marketing materials that have not been approved by DSHS or that contain false or materially misleading information.

12.31.3.7             Violating any of the other requirements of Sections 1903(m) or 1932 of the Social Security Act, and any implementing regulations.

12.31.3.8             Intermediate sanctions may include:

12.31.3.8.1                  Civil monetary penalties in the following amounts:

12.31.3.8.1.1               A maximum of $25,000 for each determination of failure to provide services; misrepresentation or false statements to enrollees, potential enrollees or healthcare providers; failure to comply with physician incentive plan requirements; or marketing violations;

12.31.3.8.1.2               A maximum of $100,000 for each determination of discrimination; or misrepresentation or false statements to CMS or DSHS;

12.31.3.8.1.3               A maximum of $15,000 for each potential enrollee DSHS determines was not enrolled because of a discriminatory practice subject to the $100,000 overall limit; and

12.31.3.8.1.4               A maximum of $25,000 or double the amount of the charges, whichever is greater, for charges to enrollees that are not allowed under managed care.  DSHS will deduct from the penalty the amount charged and return it to the enrollee.

12.31.3.8.2                  Appointment of temporary management for the Contractor as provided in 42 CFR 438.706.  DSHS will only impose temporary management if it finds that the Contractor has repeatedly failed to meet substantive requirements in Sections 1903(m) or 1932 of the Social Security Act.  Temporary management will be imposed in accord with RCW 48.44.033.

12.31.3.8.3                  Suspension of all new enrollments, including default enrollment, after the effective date of the sanction.  DSHS shall notify current enrollees of the sanctions and that they may terminate enrollment at any time.

12.31.3.8.4                  Suspension of payment for enrollees enrolled after the effective date of the sanction and until CMS or DSHS is satisfied that the reason for imposition of the sanction no longer exists and is not likely to recur.

12.32       Severability:  The terms and conditions of this Contract are severable.  If any term or condition of this Contract is held invalid by any court, such invalidity shall not affect the validity of the other terms or conditions of this Contract.

12.33       Solvency:

12.33.1            The Contractor shall have a Certificate of Registration as a Health Maintenance Organization (HMO), Health Care Service Contractor (HCSC) or Life and Disability Insurance Carrier, from the Washington State Office of the Insurance Commissioner (OIC).  The Contractor shall comply with the solvency provisions of chapter 48.44 or 48.46 RCW, as amended.

12.33.2            The Contractor agrees that HCA and DSHS may at any time access any information related to the Contractor’s financial condition, or compliance with OIC requirements, from OIC and consult with OIC concerning such information.

12.34       State Conflict of Interest Safeguards:  The Contractor shall have conflict of interest safeguards that, at a minimum, are equivalent to conflict of interest safeguards imposed by federal law on parties involved in public contracting (41 USC 423).

12.35       Survivability:

12.35.1            The terms and conditions contained in this Contract that shall survive the expiration or termination of this Contract include but are not limited to:  Confidentiality, Indemnification and Hold Harmless, Access to Facilities and Records, and Maintenance of Records.

12.35.2            After termination of this Contract, the Contractor remains obligated to:

12.35.2.1             Cover hospitalized enrollees until discharge consistent with Section 11.11, Enrollees Hospitalized at Disenrollment.

12.35.2.2             Submit reports required in this Contract.

12.35.2.3             Provide access to records required in Section 12.3, Access to Facilities and Records.

12.35.2.4             Provide the administrative services associated with covered services (e.g. claims processing, enrollee appeals) provide to enrollees under the terms of this Contract.

12.36       Termination by the Contractor for Default:  The Contractor may terminate this Contract whenever HCA defaults in performance of the Contract and fails to cure the default within a period of one hundred twenty (120) calendar days (or such longer period as the Contractor may allow) after receipt from the Contractor of a written notice specifying the default.  For purposes of this Section, default means failure of HCA to meet one or more material obligations of this Contract.  In the event it is determined that HCA was not in default, HCA may claim damages for wrongful termination through the dispute resolution provisions of this Contract or by a court of competent jurisdiction.

12.37       Termination by HCA for Default:  The Contract Administrator may terminate this Contract whenever the Contractor defaults in performance of this Contract and fails to cure the default within a period of one hundred twenty (120) calendar days (or such longer period as HCA may allow) after receipt from HCA or DSHS of a written notice specifying the default.  For purposes of this Section, default means failure of the Contractor to meet one or more material obligations of this

Contract.  In the event it is determined that the Contractor was not in default, the Contractor may claim damages for wrongful termination through the dispute resolution provisions of this Contract or by a court of competent jurisdiction.

12.38       Termination for Reduction in Funding: In the event funding from state, federal, or other sources is withdrawn, reduced or limited in any way after the effective date of this Contract and prior to the termination date, HCA may terminate this Contract under the “Termination for Convenience” clause.

12.39       Termination - Information on Outstanding Claims:  In the event this agreement is terminated, the Contractor shall provide HCA and DSHS, within three hundred and sixty-five (365) calendar days, all available information reasonably necessary for the reimbursement of any outstanding claims for services to enrollees (42 CFR 434.6(a)(6)).  Information and reimbursement of such claims is subject to the provisions of Section 4, Payment.

12.40       Terminations - Pre-termination Processes:

12.40.1            Either party to the Contract shall give the other party to the Contract written notice of the intent to terminate this Contract and the reason for termination.

12.40.2            If either party disagrees with the other party’s decision to terminate this Contract, other than for reduction in funding, that party will have the right to a dispute resolution as described in Section 12.10, Disputes.

12.40.3            If the Contractor disagrees with an HCA decision to terminate this Contract and the dispute process is not successful, HCA shall provide the Contractor a pre-termination hearing prior to termination of the Contract under 42 CFR 438.708.  DSHS shall:

12.40.3.1             Give the Contractor written notice of the intent to terminate, the reason for termination, and the time and place of the hearing;

12.40.3.2             Give the Contractor (after the hearing) written notice of the decision affirming or reversing the proposed termination of this Contract, and for an affirming decision the effective date of termination; and

12.40.3.3             For an affirming decision, give enrollees notice of the termination and information consistent with 42 CFR 438.10 on their options for receiving Medicaid services following the effective date of termination.

12.41       Washington Public Disclosure Act:  The Contractor acknowledges that HCA and DSHS are subject to the Public Records Act (the Act, which is codified at RCW 42.17.250, et seq.). This Contract will be a ‘public record’ as defined in RCW 42.17.020.  Any documents submitted to HCA or DSHS by the Contractor may also be construed as ‘public records’ and therefore subject to public disclosure under the Act.  The Contractor may label documents submitted to

HCA and DSHS as ‘confidential’ or ‘proprietary’ if it so chooses; however, the Contractor acknowledges that such labels are not determinative of whether the documents are subject to disclosure under the Act.  If HCA or DSHS receives a public disclosure request that would encompass any Contractor document that has been labeled by the Contractor as ‘confidential’ or ‘proprietary,’ then HCA or DSHS will notify the Contractor pursuant to RCW 42.17.330.  The Contractor then will have the option, under RCW 42.17.330, of seeking judicial intervention to prevent the public disclosure of the affected document(s).

12.42       Waiver:  Waiver of any breach or default on any occasion shall not be deemed to be a waiver of any subsequent breach or default.  Any waiver shall not be construed to be a modification of the terms and conditions of this Contract as amended as set forth in Section 12.1, Amendment. The failure of either party to enforce any provision of this Contract shall not constitute a waiver of that or any other provision, and will not be construed to be a modification of the terms and conditions of the Contract.